UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☒

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☐	Soliciting Material Pursuant to §240.14a-12

HARLEYSVILLE NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 24, 2007

TO THE SHAREHOLDERS OF HARLEYSVILLE NATIONAL CORPORATION:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Harleysville National Corporation will be held at 9:30 a.m., prevailing time, on Tuesday, April 24, 2007, at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401, for the following purposes:

1.	To elect two Class A Directors: Harold A. Herr and Stephanie S. Mitchell each for a term of 4 years;

2.	To transact any other business properly brought before the Annual Meeting and at any adjournment or postponement of the meeting.

          In accordance with the by-laws of the corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 7, 2007, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

          A copy of the corporation’s Annual Report for the fiscal year ended December 31, 2006, accompanies this Notice.  Copies of the corporation’s Annual Report for the 2005 fiscal year may be obtained at no cost by contacting Liz Chemnitz, Senior Vice President and Assistant Secretary of the corporation, Harleysville National Corporation, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438-0195, telephone (215) 256-8851.

          Your vote is important regardless of the number of shares that you own.  Please sign, date and return the enclosed proxy card, or follow the instructions provided for voting via telephone or the internet.  Giving your proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the corporation.

BY ORDER OF THE BOARD OF DIRECTORS,

Walter E. Daller, Jr.
Chairman of the Board

March 22, 2007
Harleysville, Pennsylvania

PROXY STATEMENT

Dated and to be mailed March 22, 2007

HARLEYSVILLE NATIONAL CORPORATION
483 MAIN STREET
HARLEYSVILLE, PENNSYLVANIA 19438-0195
(215) 256-8851

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 24, 2007

Questions and Answers

What am I voting on?

•	To elect 2 Class A Directors:
	•	Harold A. Herr
	•	Stephanie S. Mitchell

How does discretionary authority apply?

          If you sign your proxy card and do not make any selections, you give authority to Louis P. Spinelli, Executive Vice President, and Tracie A. Young, Senior Vice President and Chief Compliance Officer, to vote on the proposals and any other matters that may arise at the meeting.

Is my vote confidential?

          Yes.  Only the inspector, ADP Investor Communication Services, Shareholder Services, and certain employees have access to your card.  All comments remain confidential unless you ask that your name be disclosed.

Who is entitled to vote?

          Shareholders on the record date, which is the close of business on March 7, 2007.

How many votes do I have?

          Each share of common stock is entitled to one vote.

How do I vote?

          You may vote by completing and returning the enclosed proxy card or by voting in person at the meeting.  In addition, you may be able to vote via telephone or through the Internet, as described under Voting Methods below.

          You have the right to vote and, if desired, to revoke your proxy at any time before the Annual Meeting:

•	by giving written notice of revocation to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195;
•	by executing a later-dated proxy and giving written notice thereof to the Secretary of the corporation; or
•	by voting in person after giving written notice to the Secretary of the corporation.

Should you have any questions, please call Harleysville National Corporation, Shareholder Services, 800-423-3955 ext. 62305.

Voting Methods

Voting by Proxy.  You may vote by completing and returning the enclosed proxy.  Your proxy will be voted in accordance with your instructions.  If you do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted as recommended by the Board of Directors.

ON YOUR PROXY CARD:
•	Mark your selections
•	Date and sign your name exactly as it appears on your card
•	Mail to ADP Investor Communication Services, in the return envelope

Questions and Answers (cont’d)

Voting by Telephone or Internet.  You may vote via the telephone or electronically through the Internet by following the instructions included with your proxy card.

Voting in Person.  If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot which will be available at the meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s).  If you vote via telephone or the Internet and later decide to attend the annual meeting, you may cancel your previous vote and vote in person at the meeting.

What is the total number of HNC shares outstanding?

          As of March 7, 2007, 28,967,135 shares of the corporation’s common stock were issued and outstanding.  No shares of preferred stock are outstanding.  The corporation is currently authorized to issue 75,000,000 shares of common stock, par value $1.00 per share, and 8,000,000 shares of series preferred stock, par value $1.00 per share.

What constitutes a quorum?

          A majority of the outstanding shares constitutes a quorum if present or represented by proxy at the Annual Meeting.  If you vote by proxy card, you will be considered part of the quorum.

How does a shareholder communicate with the corporation’s Board of Directors?

          The Board of Directors does not have a formal process for shareholders to send communications to the Board.  Due to the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary.  However, only written communications received by the corporation from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting.

When are the shareholder proposals due for the Year 2008 Annual Meeting?

          If a shareholder wants us to include a proposal in our proxy statement for presentation at our 2008 Annual Meeting of shareholders, the proposal must be submitted in writing by Friday, November 23, 2007, to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195.

How does a shareholder nominate a director of Harleysville National Corporation?

          Under our by-laws, nominations for director may be made only by the Board of Directors or the Nominating Committee of the Board of Directors, or by a shareholder of record entitled to vote.  In order for a shareholder to make a nomination, the shareholder must provide a notice with information and materials required by the by-laws to our Corporate Secretary not less than 45 days prior to the first anniversary of the record date of the preceding year’s Annual Meeting.  For our Annual Meeting in the year 2008, we must receive this notice on or before January 23, 2008.  You can obtain a copy of the full text of the by-law provision by writing to the Secretary of Harleysville National Corporation at 483 Main Street, P.O. Box 195, Harleysville, PA 19438-0195.

Who is responsible for the solicitation expenses?

          ADP Investor Communication Services will assist in the distribution of proxy materials and solicitation of votes.  The corporation is responsible for expenses related to distribution of proxy materials and solicitation of votes and will reimburse ADP Investor Communication Services, stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of the corporation’s common stock.

Proxy Statement

          This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors of Harleysville National Corporation for use at the Annual Meeting of Shareholders to be held at 9:30 a.m., prevailing time, on Tuesday, April 24, 2007, at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.  This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately March 22, 2007.

Corporate Governance

          The corporation operates within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The corporation regularly monitors developments in the area of corporate governance.  The Nominating and Corporate Governance Committee Charter is available on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

          During 2006, a majority of the members of the corporation’s Board of Directors are independent within the meaning of the independence standards of the NASDAQ Stock Market, Inc., as currently in effect: namely, Walter R. Bateman, II, LeeAnn B. Bergey, Harold A. Herr, Thomas C. Leamer, Stephanie S. Mitchell, A. Ross Myers and James A. Wimmer.  Each of the nominees for director at this year’s annual meeting is independent within these standards.

          In determining the directors’ independence, the board of directors considered loan transactions between the Bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom the directors are associated.

          The table below includes a description of other categories or types of transactions, relationships or arrangements considered by the board (in addition to those listed above) in reaching its determination that the directors are independent.

Name	Independent	Other Transactions/Relationships/Arrangements

Mr. Bateman	Yes
Ms. Bergey	Yes	Payments to associated business for banking-related services
Mr. Herr	Yes
Dr. Leamer	Yes
Ms. Mitchell	Yes
Mr. Myers	Yes
Mr. Wimmer	Yes	Payments for legal services primarily related to debt collection and mortgage foreclosures

          In each case, the board determined that none of the transactions above impaired the independence of the director.  For more information regarding related party transactions, please refer to the corporation’s disclosures on page 32.

Code of Ethics

          We have also adopted a Code of Ethics for directors, officers and employees of the corporation.  It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters.  The Code of Ethics is available on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

Proposal No. 1

Election of Class A Directors

Nominees for election this year are:

•	Harold A. Herr – director since 1987
•	Stephanie S. Mitchell – director since 2002

          Each nominee has consented to serve a 4-year term and until their successors are qualified and elected.

          Directors are elected by a plurality of votes cast at the meeting.  “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the meeting.  At our meeting, the maximum number of directors to be elected is two.

          The by-laws of Harleysville National Corporation provide that the Board of Directors will not have less than 5 members or more than 25 members.  The Board of Directors is divided into 4 classes.  Each class is elected for a 4-year term.  The Board of Directors has authority to fix the number of directors in each class and the authority to change that number at any time.  No person may be elected to serve as a director who is not of legal age.  No person over 72 may serve as a director.  The Board of Directors has fixed the number of Board members at 9, with 2 directors in Class A, 3 directors in each of Classes B and D, and 1 director in Class C.  Section 11.1 of the by-laws requires that a majority of the remaining members of the Board of Directors select and appoint directors to fill vacancies, even if the number of remaining members is less than a quorum.  Each person who is appointed in this manner serves as a director until the expiration of the term of office of the class of directors to which he or she was appointed.

          The Board of Directors recommends a vote FOR the election of these Class A Directors.

Principal Owners

          No business group or person owns more than 5% of the corporation’s total outstanding shares of common stock as of March 7, 2007.

Beneficial Ownership by Directors, Officers and Nominees

          The following table indicates the amount and percentage of the corporation’s total outstanding shares of common stock beneficially owned by each named executive officer, director and nominee for director and by all directors and officers of the corporation and its subsidiaries as a group, as of March 7, 2007.

          None of the corporation’s directors, nominees for director, or named executive officers have pledged as security any of their HNC common stock.

Name	Common Stock Beneficially Owned	Right to Acquire within 60 days of March 7, 2007 (1)	Total (2)	Percent of Class

Directors
Walter R. Bateman, II (3)	3,711	19,729	23,440	*
LeeAnn B. Bergey (4)	9,288	45,812	55,100	*
Walter E. Daller, Jr. (5)	537,608	287,753	825,361	2.75%
Harold A. Herr (6)	39,648	52,613	92,261	*
Thomas C. Leamer (7)	143	13,651	13,794	*
Stephanie S. Mitchell (8)	100,733	13,651	114,384	*
A. Ross Myers (9)	54	-0-	54	*
Demetra M. Takes (10)	60,022	9,627	69,649	*
James A. Wimmer (11)	817,087	27,481	844,568	2.82%

Beneficial Ownership by Directors, Officers and Nominees (continued)

Name	Common Stock Beneficially Owned	Right to Acquire within 60 days of March 7, 2007 (1)	Total (2)	Percent of Class

Other Named Executive Officers
George S. Rapp (12)	151	1,176	1,327	*
Michael B. High (13)	7,237	12,562	19,799	*
John W. Eisele (14)	13,919	-0-	13,919	*
James F. McGowan (15)	3,285	4,540	7,825	*
Mikkalya W. Murray (16)	21,563	-0-	21,563	*
Gregg J. Wagner (17)	26,335	-0-	26,335	*
All Directors and Executive Officers as a Group (15 persons)	1,594,912	491,066	2,085,978	7.0	%(18)

*Less than one percent (1%) unless otherwise indicated.

(1)	Shares that may be acquired upon the exercise of vested stock options through May 6, 2007.
(2)	Includes shares for which the named person:
• has sole voting and investment power,
• has shared voting and investment power with a spouse.
(3)	Class B Director whose term expires in 2008. Ownership includes 546 shares held solely by Mr. Bateman’s spouse.
(4)	Class B Director whose term expires in 2008. 8,393 shares held solely by Ms. Bergey and 895 held jointly with her spouse.
(5)	Class D Director whose term expires in 2010. Ownership includes the following:
• 41,329 shares held solely by Mr. Daller’s spouse, and
• 73,583 vested stock options held by an Irrevocable Trust for the benefit of Mr. Daller’s 3 children.
(6)	Class A Director whose term expires in 2007 and nominee for Class A Director whose term will expire in 2011. Shares held solely by Mr. Herr.
(7)	Class D Director whose term expires in 2010. Shares held solely by Dr. Leamer.
(8)	Class A Director whose term expires in 2007 and nominee for Class A Director whose term will expire in 2011.
Ownership includes the following:
• 16,100 shares held by Ms. Mitchell’s spouse,
• 43,410 shares held by her company, and
• 3,180 shares held by a trust for which Ms. Mitchell acts as Co-Trustee.
(9)	Class D Director whose term expires in 2010. Shares held solely by Mr. Myers.
(10)	Class B Director whose term expires in 2008. Ownership includes 5,342 shares held solely by parent living in Ms. Takes’ home.
(11)	Class C Director whose term expires in 2009. Ownership includes the following:
• 619,696 shares held solely by Mr. Wimmer’s spouse, and
• 15,887 shares held by a trust for which Mr. Wimmer acts as Co-Trustee.
(12)	Executive Vice President and Chief Financial Officer. Shares held solely by Mr. Rapp.
(13)	Executive Vice President and Chief Operating Officer. Shares held solely by Mr. High.
(14)	Executive Vice President and President of Millennium Wealth Management and Private Banking. Shares held solely by Mr. Eisele.
(15)	Executive Vice President and Chief Credit Officer. Shares held solely by Mr. McGowan.
(16)	Shares held solely by Ms. Murray, who ceased to be an executive officer prior to January 1, 2006 and who resigned effective September 1, 2006.
(17)	Shares held solely by Mr. Wagner, who left the company effective September 26, 2006.
(18)

The percent of class assumes the exercise of all outstanding options issued to directors, employee directors, and officers and, therefore, on a pro forma basis, 29,992,673 shares of common stock outstanding.

DIRECTORS

          Two directors will be elected at the Annual Meeting to serve as Class A Directors each to serve for a 4-year term expiring in the year 2011.

Name	Age	Principal Occupation for Past Five Years and Position Held with the Corporation	Director of Corporation Since

Class A Directors to Serve Until 2007 (Nominees for Class A Director To Serve Until 2011)

Harold A. Herr	59	Partner – Albert S. Herr & Sons; Real Estate Development; Director of Harleysville and Harleysville National Bank	1987

Stephanie S. Mitchell	58	Secretary, Director – R. C. Smith Industries, Inc; Secretary/Treasurer, Director – Cole Candy & Tobacco Co., Inc.; Director of Harleysville and Harleysville National Bank; Member of HNB Western Regional Advisory Board	2002

Class B Directors to Serve Until 2008

Demetra M. Takes	56	Interim President & Chief Executive Officer and Director of Harleysville; President & Chief Executive Officer and Director of Harleysville National Bank; Member of HNB’s Western Regional & Northern Regional Advisory Boards	2005

Walter R. Bateman, II	59	Chief Executive Officer – Polestar, Inc; Retired Chairman & Chief Executive Officer – Harleysville Group, Inc. & Harleysville Mutual Insurance Company; Director of Harleysville and Harleysville National Bank	2002

LeeAnn B. Bergey	53	Chief Executive Officer – BTG Holdings, LLC; Director of Harleysville and Harleysville National Bank	1999

Class C Directors to Serve Until 2009

James A. Wimmer	66	Attorney-at-Law – Philip & Wimmer; Director of Harleysville and Harleysville National Bank; Member of HNB Northern Regional Advisory Board	2000

Class D Directors to Serve Until 2010

Walter E. Daller, Jr.	67	Chairman of Harleysville and Harleysville National Bank; Member of HNB’s Western Regional & Northern Regional Advisory Boards; Retired Chief Executive Officer of Harleysville and Harleysville National Bank; Chairman, President and Chief Executive Officer of Harleysville and Chairman of Harleysville National Bank from 1981 to 2004	1977

Thomas C. Leamer	65	President – Delaware Valley College; Director of Harleysville and Harleysville National Bank	2003

A. Ross Myers	57	Chief Executive Officer, American Infrastructure; Director of Harleysville and Harleysville National Bank	2006

Meetings and Committees of the Board of Directors

Board Member	Attended 2006 Annual Meeting	Corporate Board	Audit	Compensation	Executive	Nominating/ Corporate Governance

W. R. Bateman, II	☒	☒	☒
L. B. Bergey	☒	☒	☒		☒	☒
W. E. Daller, Jr.	☒	☒			☒
H. A. Herr	☒	☒		☒	☒	☒
T. C. Leamer	☒	☒	☒			☒
S. S. Mitchell		☒		☒	☒
A. R. Myers (1)		☒		☒
D. M. Takes	☒	☒
J. A. Wimmer (2)	☒	☒	☒	☒	☒	☒
	Meetings Held in 2006	9	9	14	7	12

(1)	Appointment effective May 11, 2006.
(2)	Appointed to Audit & Executive committees effective October 12, 2006.

•	Audit Committee:

The Audit Committee held 9 meetings during fiscal year 2006.  All members of the committee are non-executive, independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards and Section 10A of the Securities Exchange Act of 1934, as amended) and possess the required level of financial literacy.  Each is free from any relationship that would interfere with the exercise of his or her independent judgment.

During 2006, Walter R. Bateman, II was the committee’s financial expert, as defined by SEC regulations, and chaired the committee.  Other members of the committee include independent directors LeeAnn B. Bergey, Thomas C. Leamer and James A. Wimmer.

The Audit Committee operates under a formal charter that governs its duties and conduct.  The Audit Committee Charter is available on the Investor Information/Corporate Governance page of our website at www.hncbank.com.  Grant Thornton LLP, the corporation’s registered public accounting firm, reports directly to the Audit Committee.

The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls.

The Audit Committee has also adopted a Whistleblower Policy to enable confidential and anonymous reporting to the Audit Committee.  The policy is also available on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

•	Compensation Committee:

The Compensation Committee administers executive compensation programs, policies and practices, and acts in an advisory role on employee compensation.  All members of the committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards.)  The members are Harold A. Herr, Chairman, Stephanie S. Mitchell and A. Ross Myers.  The committee met 14 times during 2006.

The Compensation Committee operates under a formal charter that governs its duties and conduct.  The Compensation Committee Charter is available on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

At least annually, the Compensation Committee conducts a comprehensive review of the corporation’s executive compensation program structure and the specific provisions for each of our highly compensated employees, including the Named Executive Officers.  It also conducts a similar review of compensation provisions for positions on the Board of Directors.

The Compensation Committee relies upon an external consultant for information about current industry practices and programming trends, and solicits performance information on executives from the Chief Executive Officer. (The committee seeks input from other Board members on the performance of the CEO.)

After reviewing the submissions of its consultant, the CEO and other Directors, the Compensation Committee independently formulates its recommendations on changes to the executive and director compensation program structures and/or the balance among the programs’ elements. It also makes recommendations on adjustments to individual executive’s compensation, including: salary increases, annual incentive awards, longer-term incentive awards--usually in the form of stock options or restricted stock, special benefit provisions, perquisites and employment arrangements. These recommendations are submitted to the full Board for approval.

During the course of a year, the Compensation Committee continues to consider possible changes to executive and director compensation practices based on changing industry trends and internal corporate circumstances and objectives. It may also review and approve special compensation awards and adjustments for incumbent executives and compensation arrangements for new executives joining the organization.

•	Executive Committee:

The Executive Committee is authorized to act on behalf of the Board during intervals between meetings of the Board.  The Executive Committee can respond quickly to time-sensitive business and legal matters when they arise.  Members of the Executive Committee are Walter E. Daller, Jr., Chairman, LeeAnn B. Bergey, Harold A. Herr, Stephanie S. Mitchell and James A. Wimmer.  The committee met 7 times during 2006.

•	Nominating and Corporate Governance Committee:

The principal duties of the committee are to provide continuing assistance to the Board of Directors regarding matters relating to governance, performance, and composition of the Board.  To fulfill its responsibilities and duties, the committee identifies qualified individuals to become Board members, recommends nominees to the Board to fill vacant Board seats, develops and recommends corporate governance guidelines to the Board, periodically reviews and assesses the Board and management performance and annually reviews and assesses its performance and charter.  The committee has no formal process for considering director candidates recommended by shareholders due to the infrequency of nominations, but its policy is to give due consideration to any and all candidates.

The Nominating and Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance.  The charter appears on the Investor Information/Corporate Governance page of our website at www.hncbank.com.

Members of the committee during 2006 included Thomas C. Leamer, Chairman, LeeAnn B. Bergey, Harold A. Herr and James A. Wimmer, each of whom is a non-employee director.  All members of the committee are independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards.)  The committee met 12 times during 2006.

          The members of the Board of Directors of the corporation also serve as the members of the Board of Directors of Harleysville National Bank.  During 2006, the corporation held 7 regular and 2 special Board meetings, the annual meeting and the annual reorganization meeting.  All of the directors attended at least 75% of the meetings of the Boards of Directors of the corporation and of the committees of which they were members.

          The corporation has no specific policy requiring directors to attend the Annual Meeting of Shareholders.  However, criteria for determining the percentage of all meetings attended by each director include their attendance at the annual meeting.  Active members of the Board of Directors, at the time, were present at the 2006 Annual Meeting of Shareholders, with the exception of Ms. Mitchell.

Director Compensation

          In 2006, each director who was not an employee of the corporation earned or was paid certain fees, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.  Directors were not compensated for committee meetings of less than 15 minutes in duration or for committee meetings held prior to a Board meeting.  In 2006, Directors of Harleysville received $279,915, in the aggregate.

This compensation included the following:
•	$1,650 for each Board meeting attended,
•	$825 for Annual Meeting attendance,
•	$500 for each Board committee meeting attended, except for Audit Committee which receives $600,
•	an annual retainer of $15,000, and
•	an annual retainer of $2,500 to committee chairpersons, except for Audit Committee which receives $3,000.

          Directors Emeriti are generally not eligible to receive annual retainers, bonuses, stock option awards or sit on committees of the Board.  They receive half of the prevailing board fee for each board meeting attended.  It should be noted, however, that Director Emeritus, William M. Yocum, has been appointed to a special Search Committee for the purpose of finding a permanent replacement for the President and Chief Executive Officer subsequent to the departure of Mr. Gregg J. Wagner.  Mr. Yocum receives the full prevailing committee fee for his attendance in this regard.

          Directors who are also salaried officers of Harleysville or Harleysville subsidiaries do not receive any fees for Board or committee meetings.

          The following table provides information about the compensation of directors during 2006.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)

Walter R. Bateman, II	$37,575		$7,699	$8,971			$54,245
LeeAnn B. Bergey	$36,075		$7,699				$43,774
Walter E. Daller, Jr.	$34,275		$7,699		$508,843	(4)	$550,817
Harold A. Herr	$36,975		$7,699				$44,674
Thomas C. Leamer	$36,240		$7,699				$43,939
Stephanie S. Mitchell	$32,850	(7)	$7,699				$40,549
A. Ross Myers	$12,050		-0-				$12,050
James A. Wimmer	$36,075	(8)	$7,699		$62,672	(5)	$106,446
William M. Yocum	$9,625		$7,699		$49,083	(6)	$66,407

(1)

1,575 non-qualified stock options were granted to each active Harleysville non-employee director on January 3, 2006; with 750 options granted under 1998 Independent Directors Stock Option Plan and 825 options granted under 2004 Omnibus Stock Incentive Plan.  The value of each award is equal to the amount recognized for financial reporting purposes during 2006 and represents the full grant date fair value of each award.  The fair value of all non-employee director grants is recognized in the year of grant.  Therefore, there is no fair value associated with grants awarded prior to 2006.

(2)

The aggregate number of outstanding option awards held by each non-employee director at December 31, 2006, is as follows:  Bateman – 19,729; Bergey – 45,812; Daller – 287,753; Herr – 52,613; Leamer – 13,651; Mitchell – 13,651; Wimmer – 27,481; and Yocum – 40,047.  All outstanding options awarded to non-employee directors, with the exception of Mr. Daller, were annual grants between 1999 and 2006.  All grants were made under substantially the same terms, with 100% vesting after 6 months from date of grant and expiration 10 years from date of grant.  The grant prices were based on either of the following criteria:  (i) the average of the high and low prices of the corporation’s common stock on the date of grant; (ii) the closing price of the corporation’s common stock on the date of grant; or (iii) the closing price of the corporation’s common stock on the last trading day immediately preceding the date of grant.  With the exception of the January 3, 2006 grant, as awarded to all non-employee directors, Mr. Daller’s outstanding option grants were awarded pursuant to his employment with the corporation; all are fully vested and will expire 10 years from their respective dates of grant.

(3)

The sum of (i) the aggregate change in the actuarial present value of the director’s benefit under all defined benefit and actuarial pension plans from the pension plan measurement date used for financial statement reporting purposes with respect to Harleysville’s audited financial statements for 2005 to the pension plan measurement date used for financial statement reporting purposes with respect to Harleysville’s audited financial statements for 2006 and (ii) above-market or preferential earnings on non-tax-qualified deferred compensation.

(4)

Includes $107,000 consulting fees paid under terms of Mr. Daller’s consulting contract which became effective upon his retirement as President and CEO of Harleysville and $401,843 annual payout under Supplemental Executive Retirement Benefit Plan, pursuant to Mr. Daller’s previous employment.

(5)

Mr. Wimmer received payouts under 2 separate deferred compensation plans assumed by Harleysville pursuant to the merger and acquisition of Citizens Bank and Trust Company of Palmerton.  During 2006, he received $26,106 payout under the Citizens Bank and Trust Company of Palmerton 1983 Deferred Compensation Plan and $36,566 payout under the Citizens Bank and Trust Company of Palmerton 1987 Deferred Compensation Plan.

(6)

Mr. Yocum retired from the Board of Directors of Harleysville and Harleysville National Bank on January 8, 2006 and was immediately appointed Director Emeritus.  Mr. Yocum received payouts under 2 separate Harleysville deferred compensation plans.  During 2006, he received $30,918 payout under the Deferred Compensation Plan for the Directors of Harleysville National Bank & Trust effective July 1, 1985 and $18,165 payout under the Deferred Compensation Plan for the Directors of Harleysville National Bank & Trust 1989 Plan.

(7)	Includes fees paid in connection with service on the corporation’s western regional advisory board.
(8)	Includes fees paid in connection with service on the corporation’s northern regional advisory board.

          The Compensation Committee approved and authorized the award of 1,575 stock options to Mr. Yocum in 2006 that would vest immediately and be exercisable for the full term of the option, during his lifetime, subsequent to his appointment to emeritus status as of the date of retirement.

1998 Independent Directors Stock Option Plan, as amended

          The corporation maintains a stock option plan to advance the development, growth and financial condition of the corporation and its subsidiaries; and, to secure, retain and motivate non-employee directors.  The Plan provides that retiring directors who are appointed to emeritus status may, during their lifetime, have the full term of each respective option to exercise any options that are outstanding as of the date of their retirement.

          During 2006, there were 6,000 shares granted under the plan.  There were 25,132 options exercised under the plan during 2006.  As of December 31, 2006, a total of 47,098 shares remained available for grant under the plan, reflecting adjustment for a 5 percent stock dividend paid on September 15, 2006.

Deferred Compensation Plans for the Directors of Harleysville National Corporation

          The corporation maintains deferred compensation plans for its directors; the 1985 Plan and the 1989 Plan.  In the past, certain directors elected to defer, with interest, all or part of their compensation for future distribution.  Under the terms of the plan, benefits can be paid out to the respective directors over a 10-year period.  Should the director die before age 70 or before receiving all of the benefits, the remaining benefit would be paid to his or her beneficiary until age 70 or for ten years, whichever is greater.  This plan is an unfunded plan, which is subject to substantial risk of forfeiture, and the director is not deemed vested in the plan, according to the terms of the plan.  Currently, Mssrs. Bateman, Daller and Yocum participate in the plans.

          Additionally, Mr. Wimmer, as a former director of the former Citizens Bank and Trust Company of Palmerton, PA, acquired by Harleysville on April 28, 2000, continues to accrue benefits and receive payouts under 2 separate deferred compensation plans in effect at that time, and as agreed under terms of the Agreement and Plan of Reorganization.

Walter E. Daller, Jr. - Supplemental Executive Retirement Plan

          Harleysville Management Services maintains a Supplemental Executive Retirement Plan for Walter E. Daller, Jr., Chairman of the Board of Directors of the corporation and the bank.  The plan provides for payment to the covered employee of an annual supplemental retirement benefit equal to 70% of his final five year average compensation, reduced by the employer’s share of social security, defined benefit pension and available employer’s 401(k) matching contribution.  There is a lifetime payout in retirement benefits with a minimum payout of 10 years.

Walter E. Daller, Jr. - Consulting Agreement

          Mr. Daller’s employment agreement ended at the time that he retired from active management as Chief Executive Officer of the corporation on March 31, 2005.  Mr. Daller, Chairman of the Board of Directors of the corporation and the bank, entered into a Consulting Agreement and General Release with the corporation and the bank effective April 1, 2005.  Pursuant to the Consulting Agreement and under the terms of the Daller Employment Agreement, the corporation paid Mr. Daller a lump sum equal to 1.5 times his “Agreed Compensation,” as defined in the Daller Employment Agreement, on the date of his retirement.

          Among the terms of the Consulting Agreement: (1) Mr. Daller agreed to a general release to the corporation and the bank from any potential claims he could assert pursuant to his employment or his employment agreement, dated October 26, 1998, entered into by and among Mr. Daller, the corporation and the bank; (2) Mr. Daller will continue to serve as Chairman of the Board of Directors of the corporation and the bank; (3) from April 1, 2005, through March 31, 2008, Mr. Daller will provide consulting advice to the corporation and bank; (4) the term of the agreement will automatically extend for one additional year at the end of the initial three years and on every anniversary of the Consulting Agreement, unless notice to terminate is given 180 days prior to renewal; (5) Mr. Daller will receive $107,000 per year; (6) Mr. Daller will receive continuation of all life, disability, medical insurance and other normal health and welfare benefits for a period of 5 years after the date of retirement; and (7) Mr. Daller will receive dues and other expenses for membership at a country club.  Upon retirement, he received an automobile, and continues to receive office space and reimbursement of certain business expenses.  The Consulting Agreement contains a restrictive covenant precluding Mr. Daller from engaging in competitive activities in a certain area and a provision preventing Mr. Daller from disclosing proprietary information about the corporation.

EXECUTIVE OFFICERS

          The following table provides information, as of March 7, 2007, about the corporation’s executive officers.

Name	Age	Years in Position	Principal Occupation for the Past Five Years and Position Held with Harleysville and Subsidiaries

Jo Ann M. Bynon	55	2005 – present	Senior Vice President, Harleysville and Harleysville National Bank
		2001 – 2004	Vice President, Harleysville and Harleysville National Bank
		1995 – present	Corporate Secretary, Harleysville and Harleysville National Bank

Lewis C. Cyr	37	2006 – present	Executive Vice President and Chief Lending Officer, Harleysville and Harleysville National Bank

		2004 – 2006	Senior Vice President, Commercial Banking Director, Wachovia Bank

		2003 – 2004	Senior Vice President, Corporate Finance Group Manager, Wachovia Bank

		1999 – 2003	Director, Healthcare Finance Group, Wachovia Securities

John W. Eisele	66	2004 – present	Executive Vice President, Harleysville and Harleysville National Bank; President, Millennium Wealth Management & Private Banking, a division of Harleysville National Bank

		2002 – 2004	Executive Vice President, National Franchise - Bank of America/Fleet

		1999 – 2002	Senior Vice President, National Division - Gruntal & Co., LLC

Michael B. High	58	2005 – present	Executive Vice President and Chief Operating Officer, Harleysville and Harleysville National Bank

		2004 – 2005	Executive Vice President, Treasurer and Chief Financial Officer, Harleysville and Harleysville National Bank

		1998 – 2004	Chief Operating Officer & Chief Financial Officer, Progress Financial Corporation

James F. McGowan, Jr.	60	2004 – present	Executive Vice President and Chief Credit Officer, Harleysville and Harleysville National Bank

		2003 – 2004	Senior Vice President and Senior Credit Officer, Sovereign Bank

		1999 – 2003	Senior Vice President and Senior Credit Officer, Summit Bank/Fleet

George S. Rapp	54	2006 – present	Executive Vice President and Chief Financial Officer, Harleysville and Harleysville National Bank

		2005 – 2006	Senior Vice President, Chief Financial Officer and Treasurer, Harleysville and Harleysville National Bank

		2004 – 2005	Executive Vice President, Chief Financial Officer, Astea International

		2002 – 2004	Senior Vice President, Chief Financial Officer, Advanta Bank Corp

Demetra M. Takes	56	9/26/06 – present	Interim President and Chief Executive Officer, Harleysville

		2005 – present	Executive Vice President and Director, Harleysville and Harleysville National Bank

		2000 – present	President and Chief Executive Officer, Harleysville National Bank

1993 Stock Incentive Plan

          The corporation maintains the 1993 Stock Incentive Plan.  The plan’s purpose is to advance the development, growth and financial condition of the corporation.  The plan provides that shares of our common stock be issued to certain employees of the corporation and banking subsidiaries.

          A disinterested committee of the corporation’s Board of Directors administers the plan.  Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate.  No stock options remain available for grant under the 1993 Stock Incentive Plan.  During 2006, 42,596 options were exercised under this plan.  There are 21,081 options outstanding under the plan.  All shares have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2006.

1998 Stock Incentive Plan

          The corporation maintains the 1998 Stock Incentive Plan.  The plan’s purpose is to advance the development, growth and financial condition of the corporation.  The plan provides that shares of our common stock be issued to certain employees of the corporation and banking subsidiaries.

          A disinterested committee of the corporation’s Board of Directors administers the plan.  Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate.  During 2006, no stock options were granted, a total of 325,969 stock options were exercised and 80,770 stock options were cancelled under this plan.  80,774 shares remain available for grant.  All shares have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2006.

2004 Omnibus Stock Incentive Plan, as amended

          The corporation maintains the 2004 Omnibus Stock Incentive Plan.  The plan’s purpose is to advance the development, growth and financial condition of the corporation.  The plan provides that shares of our common stock be issued to certain employees and/or directors of the corporation and banking subsidiaries.

          A disinterested committee of the corporation’s Board of Directors administers the plan.  Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock as the disinterested committee deems appropriate.

          During 2006, the plan was amended and restated to (i) permit the board of directors to determine the “fair market value” of stock or any options or rights with respect thereto, or other awards under the Plan, by the closing market price as of the date of grant or other determination; and, (ii) provide that, from the effective date of the plan, the aggregate number of shares of stock that may be awarded to any employee during any calendar year shall not exceed 50,000 shares (whether the awards are settled in shares of stock, cash, or any combination of stock and cash).  In this regard, form 8-K was filed with the Securities and Exchange Commission on November 15, 2006.

          During 2006, 12,900 options were granted and 3,952 were cancelled under the 2004 Omnibus Stock Incentive Plan.  The cancelled options were returned to the plan and are available for future grants.  A total of 1,144,725 stock options remain available for grant under this plan.  Shares have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2006.

Millennium Bank Stock Compensation Program Converted to Harleysville Stock Options

          In connection with the acquisition of Millennium Bank in 2004, Harleysville assumed all obligations under the Millennium Bank Stock Compensation Program.  The change in control accelerated the vesting of all outstanding stock options to 100%.  Upon consummation of the merger, outstanding stock options were converted according to proration parameters outlined in the merger agreement.  328,327 stock options were assumed on the effective date of the merger.  Since the effective date, 285,329 stock options have been exercised and 36,209 were cancelled.  A total of 6,789 stock options remain outstanding and exercisable under the program.  No further stock options may be granted under the program.  The options have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2006.

Harleysville National Corporation Stock Bonus Plan

          The corporation maintains the Harleysville National Corporation Stock Bonus Plan to recognize employees who have:

•	a strong interest in the successful operation of the business;
•	loyalty to the corporation and banking subsidiaries; and
•	visible evidence of increased efficiency.

          The Stock Bonus Plan is administered by the Compensation Committee of the corporation.  The committee annually determines, in its sole discretion, the amount of shares the corporation awards.

          The corporation awarded 227 shares on April 1, 2006, to certain employees for exemplary service throughout 2005.  As of December 31, 2006, a total of 23,043 shares remain available for awards under the plan.  The shares authorized and awarded under this plan have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2006.

Compensation Discussion And Analysis

Overview of the Executive Compensation Program

          The corporation’s executive compensation program includes a number of fixed and variable compensation and benefit components, typical of programs among comparable community banking and financial services companies in our local and regional marketplace.  The program provides participating executives with an industry-competitive level of total compensation when their collective and individual performances meet or exceed the goals approved by the Board of Directors.

Compensation Philosophy and Program Objectives

          We believe that the compensation program for executives should directly support the achievement of specific annual, longer-term and strategic goals of the business, and, thereby, align the interests of executives with the interests of the corporation’s shareholders.  The current program provides sufficient levels of fixed income, in the forms of base salary and health & welfare benefits, to attract high caliber executive talent to the organization.  It also provides competitive annual and longer-term incentive opportunities to encourage specific performance and to reward the successful efforts of executives.  The incentive opportunities are structured to produce a performance-leveraged program format where executives are expected to derive as much as 40% to 60% of their total compensation, depending on their role in the organization, from short- and longer-term incentive opportunities, but only when performance targets are met on a consistent basis.  Lastly, the current program also contains certain benefit features, provided on a selective basis, to ensure equitable benefits coverage for our highly compensated employees and transition support in the event of substantial organization or ownership change.  These provisions support retention of good performers by the organization.

          We believe that the features and composition of the current program are consistent with practices of other comparable community banking and financial services organizations in our marketplace and that it balances the need for competitive pay opportunities at the executive level with shareholders’ expectations for reasonable return on their investment.

Program Management

          The Compensation Committee of the Board of Directors has primary responsibility for the design and administration of the executive compensation program.  It reviews the make-up and administration of the executive compensation program throughout the year in light of changing organization needs and operating conditions and changing trends in industry practice.  In evaluating program effectiveness, the Compensation Committee utilizes information from management and the services of an outside consultant.  Strategic Compensation Planning, Inc. of Malvern, PA is the Compensation Committee’s outside consultant on executive and director compensation matters.

          The Committee currently consists of three (3) directors, all of whom qualify as independent members of the Board.  Harold A. Herr serves as Chair of the Committee.  Stephanie S. Mitchell and A. Ross Myers also serve on the Committee.

Role of Executive Management in the Pay Decision Process

          The Compensation Committee is responsible for recommending compensation-related decisions to the Board of Directors for final approval.  In formulating its recommendations, the Compensation Committee will regularly seek information about the performance of the business, organization staffing requirements and the performance levels of incumbent executives from the Chief Executive Officer.  It will also utilize the services of the corporation’s Chief Financial Officer and, as circumstances suggest, other officers of the corporation.  The Compensation Committee weighs the information provided by officers carefully, especially the recommendations of the Chief Executive Officer on decisions affecting subordinate executives, but ultimately makes its decisions and formulates recommendations for Board approval independently.  The performance of the chief executive officer is reviewed and appraised by the Compensation Committee of the Board of Directors.  The Compensation Committee makes any recommendation of pay adjustments and other elements of compensation for the chief executive officer to the Board of Directors for its consideration.

Program Review and Pay Decision Process

          Starting in the early Fall of a calendar year and usually continuing through January of the following year, the Compensation Committee (1) receives information on current executive compensation levels in the industry and industry program practices, (2) conducts a comprehensive review of the corporation’s program structure and provisions, and (3) considers salary and benefit adjustments and incentive awards for executives.  After examining industry practice information provided by its outside consultant, the Compensation Committee determines (1) if the content and structure of the corporation program is still competitive, (2) if the current provisions remain consistent with the corporation’s overall pay philosophy, and (3) if they continue to support achievement of business objectives.  After deciding on the program structure for the coming calendar year, the Compensation Committee will examine the current compensation and benefit levels of incumbent executives in light of their continuing or changing roles in the business, the assessments of their individual performances, and industry practice trends.

          Based on the information gathered about each executive, the Compensation Committee will formulate recommendations on possible salary adjustments for executives during the coming calendar year.  It will also determine annual incentive awards for executives based on results achieved against goals and objectives defined at the beginning of the year, and it will determine appropriate longer-term incentive awards, usually in the form of stock options or restricted stock grants.  These recommendations will be presented to the full Board of Directors for consideration, usually in January of the new fiscal (calendar) year.  As incentive awards for the year ending are calculated, the Compensation Committee works with the Chief Executive Officer to construct executive performance plans for the next calendar year (the new fiscal year).  The Compensation Committee will formulate their recommendations on performance goals and award opportunities for Board consideration and approval.

          The Compensation Committee is called upon to consider pay related decisions throughout the calendar year as executives are reassigned (promoted) and new executives join the organization.  In these instances, the Compensation Committee will review all aspects of the executive’s compensation including base salary level, annual incentive opportunities, longer-term incentive awards, participation in special benefit plans, and employment contract provisions, if applicable.

Pay Decision Factors and Considerations

          The following factors typically influence Compensation Committee recommendations on pay and benefits for corporation executives:

•

Salary: executive’s overall performance during the year ending, changes in organization role and scope of responsibility, current salary in relation to the position’s market value, and any significant changes in the industry’s pay practices for comparable positions.

•	Annual Incentive Awards: competitive industry practice with respect to size of awards, and actual performance (achievement) against goals and objectives assigned at the beginning of the fiscal year.

•

Longer-term Incentive Awards: competitive industry practice with respect to size of awards and the typical “mix” of stock options, restricted shares and other forms of equity-based grants, recent performance of the corporation and the individual executive, applicable accounting rules for expensing equity awards, and shareholder concerns about dilution and overhang.

•

Nonqualified Benefits: tax rules on qualified benefit plans, likely replacement income benefits for executives compared to other categories of employees within the organization, competitive industry practice for comparable type and level of executive positions.

•

Perquisites: the needs of the executive’s position, i.e., frequency of need to travel to other corporate locations, or meet with corporate clients and prospective clients, and competitive industry practices for comparable executive roles.

•

Employment Contracts: where they serve corporate needs for confidentiality about business practices and plans and preservation of the customer base (non-competition and non-solicitation provisions) and competitive industry practices.

Comparator Base: The Basis for Defining Competitive Compensation Levels and Practices

          The types and levels of compensation included in the corporation executive compensation program are consistent with current features and programming trends among similar size and type organizations in the corporation’s local and regional marketplace.

          Annually, the Compensation Committee asks Strategic Compensation Planning, Inc., its outside consultant, to review survey reports on national and regional compensation practice within the corporation’s industry group, focusing on pay levels and practices among community banking and diversified financial services institutions based in the Mid-Atlantic Region and having between $2.5B and $5.0B of assets.  This range of institutions represents banking companies that are somewhat smaller and somewhat larger than the corporation.  The asset range will be modified from time to time as the corporation’s operating circumstances change.  The consultant also examines proxy information on specific institutions in the corporation’s marketplace that fall into the comparison standards noted.  For the 2007 program planning review, the outside consultant reviewed executive compensation information from the following institutions in Delaware, New Jersey, New York, Ohio and Pennsylvania:

Community Banking System, Inc.	NBT Bancorp	Sun Bancorp
Dime Community Bancshares	Park National Corporation	Trustco Bank Corp.
First Financial Bancorp	Partners Trust Financial	U.S.B. Holding Co., Inc.
F.N.B. Corporation	Signature Bank	Wesbanco, Inc.
KNBT Bancorp	Sterling Financial	WSFS Financial Corp.
National Penn Bancshares	S&T Bancorp	Yardville National Bancorp

Program Components

   There are six (6) elements in the current executive compensation program:

1.

Base Salary.  Base salary opportunities are set at the median level of industry practice for comparable jobs in like size and type community banking and financial service organizations.  Within the defined competitive range, an executive’s salary level is based initially on his/her qualifications for the assignment and experience in similar level and type roles.  Ongoing, salary adjustments reflect the individual’s overall performance of the job against organization expectations and may also reflect changes in industry practices.  For most of the corporation’s executive positions, salary will provide 50%-70% of total annual compensation, when considering the value of short-term incentive awards and benefits provided by the organization.

2.

Health & Welfare Benefits.  Executives participate in the corporation’s qualified health & welfare benefits program on the same terms and conditions as all other employees of the corporation.  Executives participate in the corporation’s 401(k) plan and pension plan on the same terms and conditions as other employees.

3.

Annual Performance Incentives.  The annual performance incentive award plan provides participating executives with opportunities to earn additional cash compensation in a given year when corporate and business unit operating results and individual performance contributions meet or exceed established thresholds of acceptable achievement.  Currently, these awards can provide 20% to as much as 35% of an executive’s total annual compensation when target levels of performance are achieved.  Annual work goals, performance standards and other related conditions for earning incentive awards are approved by the Board of Directors.

4.

Longer-term Performance Incentives.  Executives are eligible to participate in longer-term incentive award plans established to focus executive efforts on the strategic directions and goals of the business and to reward them for their successes in these areas.  Awards can result in additional cash compensation or equity grants in the form of stock options or restricted stock.  While the size of such awards may increase or decrease based on current business performance, it is the intention of the Compensation Committee to recommend such awards at least annually as an incentive to focus executives’ future efforts on longer-term needs and objectives of the business.

Equity Grant Plans

Currently, the corporation has a 1993 Stock Incentive Plan, 1998 Stock Incentive Plan, a 2004 Omnibus Stock Incentive Plan and a Stock Bonus Plan.  For more information on our Equity Incentive Plans, see Equity Compensation Plan Information.

The Compensation Committee recommended to the Board and the Board authorized the awarding of stock options to executives and certain employees.  The timing of grants was not tied to the release of negative or positive material information about the corporation.  Prior to 2003, options were awarded from time to time, as recommended by the Committee and approved by the Board and were generally made during the fourth calendar quarter.  Past recommendations were not made on a set or regular schedule, and the Corporation does not have a policy of making awards on a set or regular schedule or at specific times a year.  The corporation has not established a policy regarding executive ownership of corporation stock and/or retention guidelines applicable to equity awards to executives.

5.

Nonqualified Benefits and Perquisites.  Named Executive Officers participate in a nonqualified retirement income benefit plan that supplements benefits from the Corporation’s qualified pension and 401(k) plans for all employees.  The supplemental plan, or SERP, is made necessary because of Federal restrictions on retirement plan benefits to highly compensated employees.  The supplemental plan is designed to make-up benefits lost under the qualified plans because of the Federal restrictions.  Actual benefit opportunities vary among the participating executives, but generally the benefit level provided under the SERP is offset by payments from Social Security, the pension plan and the 401(k) plan.  A typical benefit level is up to 50% of average total annual cash compensation over the five (5) years preceding retirement.  In some instances, the SERP benefit is vested over service time, but for most executives today, the benefit is contingent on active employment with the Corporation at the time of retirement.

a.

Named Executive Officers are provided with a car allowance and Ms. Takes is provided a company vehicle.  Provision of a company vehicle and for car allowance is standard in the financial services industry as the Named Executive Officers frequently meet clients and business associates offsite.

6.

Employment Contracts and Change of Control Agreements.  In line with current industry norms, our top executives are employed by the company under formal contracts which define their roles in the business and the terms and conditions under which they are compensated during and, under some circumstances, i.e. a change of control, after employment with the corporation.

a.

Severance in the Event of Termination Not for Cause.  Employment contracts with Named Executive Officers provide for severance benefits equal to one (1) times total annual cash compensation plus continuation of basic health & welfare benefits for a period of twelve months.  In the event of a termination related to a Change of Control, severance benefits are increased to two (2) times total annual cash compensation and, in some cases, 2.99 times total annual cash compensation plus continuation of health & welfare benefits for a corresponding period of months.

b.

Tax Gross-up Provision.  None of the Named Executive Officers have a tax gross-up provision in their respective employment contracts.  In the event that severance payments exceed the deduction limits under IRS Code Section 4999, the company may reduce the payments to the executive by an amount necessary to avoid the excise tax.

Recent Actions: 2006 and Q1, 2007

          During 2006 and the first quarter of 2007, the corporation, through its Compensation Committee and Board of Directors, has made a number of important decisions regarding executive compensation.  The most important actions are summarized here.

          Base Salaries.  At the beginning of 2006, the then CEO and the EVP/COO of the corporation received significant salary increases in the range of 15%-20% to bring their respective base salary levels within the competitive salary range for their respective positions.  Other executives received modest base salary increases reflecting typical “market movement” for their positions.

          Annual Incentives.  For 2006, the Board had established a series of corporate, business unit and individual goals for each Named Executive Officer.  All goals were weighted to reflect their relative importance, with corporate goals weighted at 50% or more of an executive’s total annual incentive award opportunity.  Executives achieved Target level performance on earnings per share growth but fell below Threshold (minimum acceptable performance level for incentive awards) on Net Interest Margin performance.  Executives also qualified for partial payouts against business unit and individual performance goals.  The 2007 executive incentive plan will focus on net income growth with limited opportunity for a discretionary award based on overall contribution to the business.

          Longer-term Incentives.  As noted earlier in this section, there were no stock grants made to executives at the beginning of 2006.  During 2006, the Compensation Committee, on the advice of its outside consultant, changed its equity grant philosophy to make annual equity grants, in its discretion where appropriate, as an incentive to drive future performance rather than as a reward for past performance.  The Compensation Committee believes this change in policy is consistent with the current practice trend among comparable banking and financial services institutions.

          Employment Contracts and Change of Control Agreements.  There are no substantial changes in the corporation’s practice to use such formal arrangements with key executive level personnel.  The Compensation Committee is establishing a more rigorous and consistent practice of reviewing existing arrangements as they come due for renewal.

Status of the Program and Likely Practices Going Forward

          The structure of the corporation program was established several years ago and it has been continuously refined to meet the changing needs of the business and to maintain a competitive posture in the marketplace for executive talent.  Currently, all of the corporation’s Named Executive Officers are paid salaries that fall in the competitive median (50th percentile) range of industry practice, but none are paid above the actual median market value for their respective positions.  In the case of the Interim CEO, that executive is paid an actual salary that is commensurate with her position as President of the Harleysville National Bank.  In addition, the Interim CEO also receives a monthly stipend of $7,500 for the duration of that interim status.  The combination of current salary and the stipend places total base compensation in the low range for the CEO position among comparable institutions.

          Recent annual incentive awards have been modest, reflecting the corporation’s results against the goals established for 2006 and 2005.  The Board is again offering executives industry competitive incentive award opportunities in 2007 but the achievements required to earn those awards are stringent, reflecting the corporation’s commitment to being a “best in class” performer.  Equity grants to executives over the past two years have been modest when compared to practices of other institutions.  The Compensation Committee has recommended to the Board a change in the corporation’s equity grant practice, moving to annual grants as an incentive to encourage future performance rather than as a reward for past performance.  Actual grants may still vary based on most recent corporate performance, but it is likely that equity grants will be made annually to corporate executives.  Some of these future grants may include performance vesting in lieu of the traditional time vesting requirements attached to past grants.

          The Compensation Committee is currently considering introduction of an intermediate-term incentive plan for executives using restricted stock grants with performance vesting over a 3-year period, 2007-2009.  If such a plan is adopted, it would likely preclude any additional stock option grants during this time period.

          Nonqualified Benefits.  The corporation will continue to offer supplemental retirement income benefit plans to selected executives, both as a make-up for benefits lost to Federal restrictions and as a retention device, using vesting requirements as a condition for receipt of such benefits.

          Perquisites.  The corporation’s program has always been modest, offering use of a company vehicle primarily to those executives who travel among the corporation’s multiple branch and operations center locations and those who frequently meet with clients and prospects offsite.  Similarly, club memberships are only provided for those executives who can utilize them in conducting the Corporation’s business.  The Interim CEO is provided a car, while other named executive officers receive a car allowance.

          Employment Contracts.  Current contracts vary from one to three years in duration.  All contracts have a renewal feature that provides the corporation with the opportunity to assess the executive’s recent performance and potential prior to extending the contract.  The Compensation Committee has responsibility for this review and will specifically authorize contract extensions.

          The Compensation Committee believes that the executive compensation program structure is competitive, generally mirroring the make-up of programs in similar institutions.  Further, it intends to maintain the current leveraged approach to total compensation, directly tying a significant portion of an executive’s total earnings to achievements against goals and objectives approved by the Board of Directors.

Compensation Committee Report

          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement.

Compensation Committee
Harold A. Herr, Chairman
Stephanie S. Mitchell
A. Ross Myers

Compensation Committee Interlocks and Insider Participation

          During 2006, no current or former officer or employee of the corporation or of any of its banking subsidiaries served on the compensation committee.  In addition, none of the members of the committee had any relationship with the corporation or any of its subsidiaries that would require disclosure under Item 404 of the Securities and Exchange Commission’s Regulation S-K relating to insider transactions and indebtedness of management.

Executive Compensation

          The following table shows compensation to the current Chief Executive Officer, the prior Chief Executive Officer, the Chief Financial Officer, the other three most highly compensated executive officers who were serving as executive officers at the end of 2006 and whose total annual compensation exceeded $100,000 in 2006, and one additional individual (Mikkalya W. Murray) who would have been among the three highest paid other executive officers had she been serving as an executive officer at December 31, 2006.  These were our “named executive officers” for 2006.

Summary Compensation Table

Name & Principal Position	YEAR	Salary $	Bonus (1) $	Option/SAR Awards $		Change in Pension Value and Non-qualified Deferred Compensation Earnings $	All Other Compensation (9) $	Total Compensation $

Demetra M. Takes Interim President & CEO, & President & CEO Harleysville National Bank	2006	$295,200	$80,728	$33,404	(2)	$124,986	$8,485	$542,803
Gregg J. Wagner Former President & CEO – separated 9/26/2006	2006	$278,831	-0-	$41,618	(3)	$15,388	$693,203	$1,029,040
George S. Rapp Executive Vice President & CFO	2006	$171,192	$40,444	$7,719	(4)	$17,289	$9,017	$245,661
Michael B. High Executive Vice President & COO	2006	$282,000	$71,381	$39,132	(5)	$112,495	$14,608	$519,616
John W. Eisele Executive Vice President President, Millennium Wealth Management & Private Banking	2006	$241,771	$73,528	-0-		$42,117	$11,722	$369,138
James F. McGowan, Executive Vice President & CCO	2006	$153,079	$16,073	$18,051	(6)	$22,763	$10,782	$220,748
Mikkalya W. Murray Former Executive Vice President and Managing Director of Millennium Wealth Management & Private Banking (8)	2006	$117,578	-0-	$29,804	(7)	$18,378	$220,976	$386,736

(1)	Cash bonus earned in 2006; paid in first quarter 2007.
(2)

Represents the value of equity compensation awarded to Ms. Takes prior to 2006, with service periods extending into 2006, and recognized for financial reporting purposes during 2006:  6,945 options granted 12/30/2003, 5-year vesting, FAS 123(R) value = $7.4941; 8,269 options granted 12/30/2004, 5-year vesting, FAS 123(R) value = $6.7192; and, 10,762 options granted 12/8/2005, 5-year vesting, FAS 123(R) value = $5.6104.  Refer to 2006 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.

(3)

Represents the value of equity compensation awarded to Mr. Wagner prior to 2006, with service periods extending into 2006, and recognized for financial reporting purposes for 2006:  8,682 options granted 12/30/2003, 5-year vesting, FAS 123(R) value = $7.4941; 8,269 options granted 12/30/2004  5-year vesting, FAS 123(R) value = $6.7192; and, 15,749 options granted 12/8/2005, 5-year vesting, FAS 123(R) value = $5.6104. However, Mr. Wagner forfeited all awards that remained outstanding on the date of his separation, September 26, 2006.  Refer to 2006 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.

(4)

Represents the value of equity compensation awarded to Mr. Rapp prior to 2006, with service periods extending into 2006, and recognized for financial reporting purposes during 2006:  2,205 options granted 5/18/2005, 5-year vesting, FAS 123(R) value = $5.2451; and, 3,675 options granted 12/8/2005, 5-year vesting, FAS 123(R) value = $5.6104.  Refer to 2006 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.

(5)

Represents the value of equity compensation awarded to Mr. High prior to 2006, with service periods extending into 2006, and recognized for financial reporting purposes during 2006:  11,576 options granted 2/23/2004, 5-year vesting, FAS 123(R) value = $6.6316; 8,269 options granted 12/30/2004, 5-year vesting, FAS 123(R) value = $6.7192; and, 11,550 options granted 12/8/2005, 5-year vesting, FAS 123(R) value = $5.6104.  Refer to 2006 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.

(6)

Represents the value of equity compensation awarded to Mr. McGowan prior to 2006, with service periods extending into 2006, and recognized for financial reporting purposes during 2006:  5,789 options granted 8/23/2004, 5-year vesting, FAS 123(R) value = $5.9225; 2,756 options granted 12/30/2004, 5-year vesting, FAS 123(R) value = $6.7192; and, 5,618 options granted 12/8/2005, 5-year vesting, FAS 123(R) value = $5.6104.  Refer to 2006 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.

(7)

Represents the value of equity compensation awarded to Ms. Murray prior to 2006, with service periods extending into 2006, and recognized for financial reporting purposes for 2006:  5,237 options granted 12/30/2003, 5-year vesting, FAS 123(R) value = $7.4941; and, 5,617 options granted 12/8/2005, 5-year vesting, FAS 123(R) value = $5.6104. However, Ms. Murray forfeited all awards that remained outstanding on the date of her resignation, September 1, 2006.  Refer to 2006 Form 10-K, Item 8, footnote #14 regarding stock-based compensation.

(8)	See footnote (16) to the Beneficial Ownership table on page 7.
(9)	All Other Compensation.

Name	Year	Car Allowance (a) ($)		Country Club Membership ($)	Harleysville’s 401(k) Plan Contribution ($)	Exec-u-care Health Benefit Plan ($)	Contract Payouts (b) ($)

D. Takes	2006	n/a		—	$6,600	$1,885	—
G. Wagner	2006	$47,932	(c)	—	$6,600	—	$638,671	(d)
G. Rapp	2006	$3,881		—	$5,136	—	—
M. High	2006	$3,469		$4,539	$6,600	—	—
J. Eisele	2006	$5,122		—	$6,600	—	—
J. McGowan	2006	$6,190		—	$4,592	—	—
M. Murray	2006	$3,130		—	$3,527	$704	$213,615	(e)

(a)	Taxable benefit pursuant to annual car allowance, computed by subtracting the individual’s business expense from the total annual allowance.
(b)	Payments on termination of employment either pursuant to the terms of employment agreements or pursuant to severance agreements.
(c)	Includes taxable benefit of car allowance, $6,112, and the value of Mr. Wagner’s company car, $41,820, to which he received title upon termination. Refer to Mr. Wagner’s separation agreement below.
(d)	Includes $623,671 contract payout; and $15,000 paid directly to Outplacement Services on Mr. Wagner’s behalf.
(e)

Contract payout includes $183,815 salary; $26,000 negotiated settlement in connection with the accumulated retirement benefit; $2,000 cash value of medical care for 1-year; and $1,800 vision and dental insurance for 1-year.

Gregg J. Wagner, Separation Agreement

          Effective December 8, 2006, Harleysville National Corporation, Harleysville National Bank and Trust Company and Harleysville Management Services, LLC entered into a Complete Settlement Agreement and General Release (the “Agreement”) with Gregg J. Wagner dated November 29, 2006. The Agreement relates to the termination of Mr. Wagner’s employment and modifies the terms of his employment agreement that was dated January 1, 2005 and was effective April 1, 2005.  Mr. Wagner served as President and Chief Executive Officer of the corporation until September 26, 2006.

          The material terms of the Agreement are summarized as follows:

•

Mr. Wagner received as his severance package amounts equal to $623,671 minus all appropriate withholdings and/or deductions. Mr. Wagner also received title to his company car with a value of $41,820. The corporation also paid $15,000 for outplacement services directly to the outplacement agency.

•

Mr. Wagner agreed to release the corporation and its affiliates and all other releasees as identified in the Agreement from all claims and rights including but not limited to those arising from or based upon his employment or the termination of his employment and any related statute or law.

•

The corporation agrees to indemnify Mr. Wagner from any legal process in any actions or suits arising out of his service as a director, officer or employee of the corporation subject to certain limitations.

•	Mr. Wagner agrees not to disclose any confidential information of the corporation and return any confidential documents and information to the corporation.

•

Mr. Wagner agrees to not compete with the corporation in Berks, Bucks, Chester or Montgomery Counties, Pennsylvania for a six-month period following the termination of his employment. Mr. Wagner also agrees to not contact, solicit or induce any customer, referral source or employee of the corporation to become a customer, referral source or employee of anyone other than the corporation for a period of one year.

Mikkalya W. Murray, Separation Agreement

          The employment of Mikkalya W. Murray with the corporation terminated effective September 1, 2006.  In connection with the termination, Harleysville agreed to make the following payment conditioned by legal release from all claims and rights including but not limited to those arising from or based upon her employment or the termination of her employment and any related statute or law.

•	Payment of all days worked and all business expenses incurred, including pay for time up to the date of the agreement

•	1 times annual salary, totaling $183,815

•	12 months benefit continuation, or the value of benefits that cannot be continued in the group plan, totaling $29,800

•

Modified non-compete agreement, 2-years in duration, permitting Ms. Murray to work in the following counties: Philadelphia, Delaware, Chester, and Lancaster counties, and counties outside the state of Pennsylvania

Grants of Plan-Based Awards

          No equity-based awards or other non-equity incentive plan awards were granted to any named executive officers during the fiscal year ended December 31, 2006 or during 2007 prior to the date of this Proxy Statement for performance by any named executive officer in 2006.

Option Exercises and Stock Vested

          The following table shows information about exercises of stock options by the named executive officers during 2006.  No restricted stock, stock appreciation rights or other equity-based awards have been granted to any named executive officers.  The options and information shown in the table have been adjusted to reflect a 5 percent stock dividend paid on September 15, 2006.

Option Exercises

	Option Awards

Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)

Demetra M. Takes	97,282	(1)	$947,654
Gregg J. Wagner	46,525	(1)	$522,407
George S. Rapp	-0-		$0
Michael B. High	-0-		$0
John W. Eisele	-0-		$0
James F. McGowan	-0-		$0
Mikkalya W. Murray	-0-		$0

(1)	Options exercised were granted under the 1993 and 1998 Stock Incentive Plans.

          The options exercised by named executive officers were all or portions of awards granted on October 27, 1998 and December 1, 2000.  The exercised awards were incentive and/or nonqualified stock options.  Ms. Takes sold all shares for financial planning purposes.  Mr. Wagner sold 21,550 shares and retained 24,975 shares.

Outstanding Equity Awards

          The following table shows information about outstanding equity awards held by named executive officers at December 31, 2006.  No restricted stock, stock appreciation rights or other equity-based awards have been granted to any named executive officers during 2006.  The options and pricing shown in the table have been adjusted to reflect a 5% stock dividend paid on September 15, 2006.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Demetra M. Takes	4,167	(1)	2,778	$27.37	12/30/2013
	3,307	(2)	4,962	$24.54	12/30/2014
	2,153	(3)	8,609	$20.10	12/08/2015
Gregg J. Wagner	-0-		-0-	-0-	—
George S. Rapp	441	(4)	1,764	$19.54	05/18/2015
	735	(3)	2,940	$20.10	12/08/2015
Michael B. High	4,630	(5)	6,946	$24.22	02/23/2014
	3,307	(2)	4,962	$24.54	12/30/2014
	2,310	(3)	9,240	$20.10	12/08/2015
John W. Eisele	-0-		-0-	-0-	—
James F. McGowan	2,315	(6)	3,474	$21.63	08/23/2014
	1,102	(2)	1,654	$24.54	12/30/2014
	1,123	(3)	4,495	$20.10	12/08/2015
Mikkalya W. Murray	-0-		-0-	-0-	—

(1)	Incentive stock option granted December 30, 2003, vesting in 5 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.
(2)	Incentive stock option granted December 30, 2004, vesting in 5 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.
(3)	Incentive stock option granted December 8, 2005, vesting in 5 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.
(4)	Incentive stock option granted May 18, 2005, vesting in 5 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.
(5)	Incentive stock option granted February 23, 2004, vesting in 5 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.
(6)	Incentive stock option granted August 23, 2004, vesting in 5 equal annual installments on the anniversary of grant, subject to ISO limitation under Section 422(d) of the Internal Revenue Code.

          Ms. Murray and Mr. Wagner forfeited all outstanding options on their respective termination dates, September 1, 2006 and September 26, 2006.

Pension Benefits

          The following table shows information about retirement payments and benefits for named executive officers as of December 31, 2006.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Demetra M. Takes	HNC Pension Plan	25	$374,944	-0-
	Supplemental Employee Retirement Plan	—	$804,452	-0-
Gregg J. Wagner	HNC Pension Plan	13	$65,884	-0-
	Supplemental Employee Retirement Plan	—	-0-	-0-
George S. Rapp	HNC Pension Plan	2	$17,289	-0-
	Supplemental Employee Retirement Plan	—	-0-	-0-
Michael B. High	HNC Pension Plan	3	$43,514	-0-
	Supplemental Employee Retirement Plan	—	$162,762	-0-
John W. Eisele	HNC Pension Plan	2	$28,808	-0-
	Supplemental Employee Retirement Plan	—	$54,033	-0-
James F. McGowan	HNC Pension Plan	2	$21,666	-0-
	Supplemental Employee Retirement Plan	—	$25,679	-0-
Mikkalya W. Murray	HNC Pension Plan	13	$94,492	-0-
	Supplemental Employee Retirement Plan	—	-0-	-0-

Pension Plan.  The corporation maintains a non-contributory funded pension plan for all employees of its subsidiaries over age 21, who have completed 1 year of service and who work a minimum of 1000 hours in the year.  Annual benefits to eligible retired employees at age 65 or, if later, the 5th anniversary of the first day of the plan year in which they began to participate in the plan, are provided according to the following formula:

          The product of (A) and (B), where

(A)	is the sum of:
(i) .65% of average compensation, plus
(ii)

.60%, (.56% or .52% for participants whose social security retirement age is 66 or 67, respectively) of average compensation above the covered compensation level of an individual attaining the social security retirement age in the current plan year; and

(B)	is the participant’s years of service as of his normal retirement date, but not in excess of 25 years.

          Covered compensation is a 35-year average of the current and prior Social Security Taxable Wage Bases.  Average compensation is the average of the highest 5 consecutive salaries, excluding bonuses, during the last 10 years of employment.  Compensation for pension purposes is limited to $220,000 (for calendar year 2005 the compensation limit was $210,000; for calendar year 2004 the compensation limit was $205,000; and for 2002 and  2003 the compensation limit was $200,000) as required under federal pension law.  Total contributions by Harleysville National Bank to the pension plan for the years ending December 31, 2006, 2005, and 2004, were $1,250,000, $1,500,000 and $1,500,000, respectively.

Supplemental Executive Retirement Plan.  Harleysville Management Services maintains a Supplemental Executive Retirement Plan for certain officers and key employees.  The plan provides for payment to the covered employee of an annual supplemental retirement benefit of up to 50% of their average annual compensation upon retirement, offset by 50% of the employee’s social security retirement income, defined pension benefit, and projected income from the employer’s 401(k) matching contributions.  There is a lifetime payout in retirement benefits with a minimum payout of 10 years.  There is a pre-retirement death benefit, payable for 10 years, of 100% of the average annual compensation for the first year, and up to 50% of the average annual compensation for the next 9 years.

Non-Qualified Deferred Compensation

          None of the named executive officers received any nonqualified deferred compensation during 2006.

401(k) Plan

          The corporation maintains a 401(k) plan. It is a tax-exempt profit-sharing plan, qualified under section 401(a) of the Internal Revenue Code. All employees are eligible to participate on the first day of the calendar quarter following 3 months of service, if they are 21 years of age.  They may contribute a maximum (up to IRS dollar limits) of their salary on a pre-tax basis, with a 50% employer match, up to a maximum of 3% of salary. The plan assets, which include the corporation’s stock and other investment options, are managed by an independent investment manager. Distributions are made upon normal retirement at age 65, early retirement at age 55 with a minimum of 15 years of service, or upon disability, death, termination or hardship. A participant may elect distributions in a lump sum or in installments.

Potential Payments Upon Termination Or Change In Control

          Payments under each executive’s contract as detailed below would be triggered by termination of executive’s employment for cause (misconduct for example), good reason, disability, death, voluntary separation absent good reason (as in the case of retirement), involuntary termination absent cause (as in the case of poor performance), and also in the event of a change in control.  Good reason is defined as (i) the assignment of duties and responsibilities inconsistent with executive’s contracted position, (ii) a reduction in salary or benefits, or (iii) a reassignment that requires executive to move his/her principal office more than 50 miles from the corporation’s principal office. The Compensation Committee of the Board shall confirm the reason for separation.  All payments are contingent upon the execution of a legal release, and may be made by either lump sum or monthly installment, except for pension payments which shall be made according to the executive’s election under the pension plan.

          Post-termination, each executive is prohibited from competing directly or indirectly with the corporation for a period of 1 year within a non-competition area that includes all counties in which the corporation is located, or any county contiguous to such a county, including contiguous counties located outside of the Commonwealth of Pennsylvania.  Each executive is also prohibited from soliciting corporation customers or employees, and from disclosing confidential or privileged information obtained in the course of employment with the corporation.  Each executive acknowledges that all work product belongs to the corporation, and agrees to return any company property or documents obtained in the course of employment with the corporation.  Both the corporation and each executive agree to the use of arbitration as the means for resolving contract disputes other than those concerning these restrictions and acknowledgements, which may be litigated.

          The following table shows the potential payments and benefits payable to Demetra M. Takes, the corporation’s Interim President and Chief Executive Officer, upon a separation of employment under terms of her employment agreement, assuming the event giving rise to such payment occurred on December 31, 2006.

	Reason for Separation

Form of Compensation	Death (1)		Disability		Cause	Good Reason		Voluntary, absent Good Reason		Change in Control		Other Involuntary

Salary/Severance	$0		$126,972		$0	$309,960		$0		$619,920		$309,960
Value of Employee Benefits
Medical	$0		$4,775		$0	$4,775		$0		$9,550		$4,775
Dental	$0		$335		$0	$335		$0		$670		$335
Life	$0		$960		$0	$960		$0		$1,920		$960
Disability	$0		$0		$0	$444		$0		$888		$444
Vision	$0		$60		$0	$60		$0		$120		$60
401(k) Match	$0		$0		$0	$6,750		$0		$13,500		$0
Pension Plan (2)	$187,472		$374,944		$374,944	$374,944		$374,944		$374,944		$374,944
SERP (3)	$341,436	(a)	$0		$0	$89,441	(b)	$0	(c)	$89,441	(d)	$0
Equity (4)
Vested Stock Options	$0		$0		$0	$0		$0		$0		$0
Unexercisable Stock Options	$0	(a)	$0	(a)	$0	$0	(b)	$0	(b)	$0	(c)	$0	(b)

(1)	Does not include the proceeds from any employer-paid life insurance policies.
(2)	Present value of accumulated benefit under the corporation’s pension plan as of December 31, 2006, payable at normal retirement, age 65.
(3)	Under the corporation’s Supplemental Executive Retirement Plan, the executive is entitled to monthly benefits as follows:

a.

Death before retirement:  Represents annualized first year benefit.  The benefit is paid monthly to survivors in the amount of  $28,453 per month for the first 12 months following executive’s death; then $14,226 monthly from month 13 until the date that would have been the executive’s 65th birthday, but not less than 120 months.

b.

Good reason:  Represents annualized benefit.  The benefit is paid monthly as follows: At age 65, the executive receives the deferred vested benefit amounting to $7,453 per month for life, but not less than 120 months.

c.

Retirement: Not eligible at this time.  Monthly retirement benefit is equal to 50% times 1/60th  of Ms. Takes’ total annual compensation (including salary, overtime and bonus) from the company for her last 5 consecutive full calendar years of employment immediately preceding her retirement at or after age 65, less ½ of her monthly social security benefit, less the monthly income from the company’s defined benefit pension plan, and less the projected monthly retirement income derived from the company’s matching contributions to her 401(k).  If she dies before receiving a minimum of 120 monthly retirement payments, the remaining payments will be paid to her beneficiary.

d.

Change in control – Represents annualized benefit.  Ms. Takes would be entitled to a deferred vested retirement benefit amounting to $7,453 per month for life, but not less than 120 months.  This benefit is payable when Ms. Takes reaches age 65 and calculated on compensation earned only while employed by the company.  No benefits are payable if Ms. Takes voluntarily terminates her employment without Good Reason.

(4)	Based on the closing price of Harleysville National Corporation common stock as of December 31, 2006, $19.31.
a.

Vesting of stock options does not accelerate upon death or disability.  The optionee or the optionee’s estate, as applicable, may exercise the vested portion of any outstanding awards for a period of one-year from the date of disability or death, as applicable, of the optionee.  As of December 31, 2006, the intrinsic value of all outstanding exercisable options held by Ms. Takes was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2006.

b.

Vesting of stock options does not accelerate for any reason, except change in control.  In the case of normal retirement, the optionee may exercise the vested portion of any outstanding awards for a period of 3 months from the date of retirement.  As of December 31, 2006, the intrinsic value of all outstanding exercisable options held by Ms. Takes was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2006.

c.

Upon change in control, vesting accelerates and all outstanding options become immediately exercisable.  However, as of December 31, 2006, the intrinsic value of all outstanding exercisable options held by Ms. Takes was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2006.

          In the event of a termination for good reason or involuntary termination absent cause, severance benefits to Ms. Takes equal one (1) times annual agreed compensation plus continuation of basic health & welfare and retirement benefits for a period of twelve months.  Payments for disability include 70% of agreed compensation, less amounts payable under any disability plan of the corporation, plus benefit continuation until the earliest of (i) return to work, (ii) attainment of age 65, or (iii) death.  In the event of her death, Ms. Takes’ base salary will be paid through the end of the employment period. In the event of a termination related to a change of control, severance benefits are increased to 2.0 times annual agreed compensation plus continuation of health & welfare benefits for a corresponding period of months.  There is no provision for payment in the event of her death.

          The following table shows the potential payments and benefits payable to George S. Rapp, Executive Vice President and Chief Financial Officer, upon a separation of employment under terms of his employment agreement, assuming the event giving rise to such payment occurred on December 31, 2006.

	Reason for Separation

Form of Compensation	Death (1)		Disability		Cause	Good Reason		Voluntary, absent Good Reason		Change in Control		Other Involuntary

Salary/Severance	$0		$41,075		$0	$187,250		$0		$374,500		$187,250
Value of Employee Benefits
Medical	$0		$11,077		$0	$11,077		$0		$22,154		$11,077
Dental	$0		$646		$0	$646		$0		$1,292		$646
Life	$0		$158		$0	$719		$0		$1,438		$719
Disability	$0		$0		$0	$444		$0		$888		$444
Vision	$0		$96		$0	$96		$0		$192		$96
Pension Plan (2)	$8,645		$17,289		$17,289	$17,289		$17,289		$17,289		$17,289
SERP (3)	$0		$0		$0	$0		$0		$0		$0
Equity (4)
Vested Stock Options	$0		$0		$0	$0		$0		$0		$0
Unexercisable Stock Options	$0	(a)	$0	(a)	$0	$0	(b)	$0	(b)	$0	(c)	$0	(b)

(1)	Does not include the proceeds from any employer-paid life insurance policies.
(2)	Present value of accumulated benefit under the corporation’s pension plan as of December 31, 2006, payable at normal retirement, age 65.
(3)	Currently not applicable to Mr. Rapp.
(4)	Based on the closing price of Harleysville National Corporation common stock as of December 31, 2006, $19.31.
a.

Vesting of stock options does not accelerate upon death or disability.  The optionee or the optionee’s estate, as applicable, may exercise the vested portion of any outstanding awards for a period of one-year from the date of disability or death, as applicable, of the optionee.  As of December 31, 2006, intrinsic value of all outstanding exercisable options held by Mr. Rapp was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2006.

b.

Vesting of stock options does not accelerate for any reason, except change in control.  In the case of normal retirement, the optionee may exercise the vested portion of any outstanding awards for a period of 3 months from the date of retirement.  As of December 31, 2006, the intrinsic value of all outstanding exercisable options held by Mr. Rapp was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2006.

c.

Upon change in control, vesting accelerates and all outstanding options become immediately exercisable.  However, as of December 31, 2006, the intrinsic value of all outstanding exercisable options held by Mr. Rapp was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2006.

          In the event of a termination for good reason or involuntary termination absent cause, severance benefits to Mr. Rapp equal 1 times annual agreed compensation plus continuation of basic health & welfare benefits for a period of twelve months.  Payments for disability include 70% of agreed compensation, less amounts payable under any disability plan of the corporation, plus benefit continuation until the earliest of (i) return to work, (ii) attainment of age 65, or (iii) death; one year is illustrated.  There is no provision for payment in the event of his death.  In the event of a termination related to a change of control, severance benefits are increased to 2 times annual agreed compensation plus continuation of health & welfare benefits for a corresponding period of months.

          The following table shows the potential payments and benefits payable to Michael B. High, Executive Vice President and Chief Operating Officer, upon a separation of employment under terms of his employment agreement, assuming the event giving rise to such payment occurred on December 31, 2006.

	Reason for Separation

Form of Compensation	Death (1)		Disability		Cause	Good Reason		Voluntary, absent Good Reason		Change in Control		Other Involuntary

Salary/Severance	$352,500		$107,400		$0	$282,000		$0		$843,180		$282,000
Value of Employee Benefits
Medical	$0		$13,438		$0	$13,438		$0		$40,314		$13,438
Dental	$0		$0		$0	$0		$0		$0		$0
Life	$0		$960		$0	$960		$0		$2,880		$960
Disability	$0		$0		$0	$444		$0		$1,332		$444
Vision	$0		$159		$0	$159		$0		$477		$159
Pension Plan (2)	$21,757		$43,514		$43,514	$43,514		$43,514		$43,514		$43,514
SERP (3)	$250,944	(a)	$0		$0	$0		$0	(b)	$66,820	(c)	$0	(d)
Equity (4)
Vested Stock Options	$0		$0		$0	$0		$0		$0		$0
Unexercisable Stock Options	$0	(a)	$0	(a)	$0	$0	(b)	$0	(b)	$0	(c)	$0	(b)

(1)	Does not include the proceeds from any employer-paid life insurance policies.
(2)	Present value of accumulated benefit under the corporation’s pension plan as of December 31, 2006, payable at normal retirement, age 65.
(3)	Under the corporation’s Supplemental Executive Retirement Plan, the executive is entitled to monthly benefits as follows:
a.

Death before retirement:  Represents annualized first year benefit.  The benefit is paid monthly to survivors in the amount of  $20,912 per month for the first 12 months following executive’s death; then $7,320 monthly from month 13 until the date that would have been the executive’s 65th birthday, but not less than 120 months.

b.

Retirement:  Benefit is contingent upon completion of 5 years of employment.  Monthly retirement benefit is equal to 35% times 1/60th  of Mr. High’s total annual compensation (including salary, overtime and bonus) from the company for his last 5 consecutive full calendar years of employment immediately preceding his retirement at or after age 65, less ½ of his monthly social security benefit, less the monthly income from the company’s defined benefit pension plan, and less the projected monthly retirement income derived from the company’s matching contributions to his 401(k).  If he dies before receiving a minimum of 120 monthly retirement payments, the remaining payments will be paid to his beneficiary.

c.

Change in control – Represents annualized benefit.  Mr. High would be entitled to a deferred vested monthly retirement benefit amounting to $5,568 per month for life, but not less than 120 months.  This benefit is payable when Mr. High reaches age 65 and calculated on compensation earned only while employed by the company.

d.

Other Involuntary – If Mr. High’s employment is terminated after 5 years of employment but prior to age 65, he would be entitled to a retirement benefit at an accrued rate of 3.5% of his average monthly compensation per years of service.

(4)	Based on the closing price of Harleysville National Corporation common stock as of December 31, 2006, $19.31.
a.

Vesting of stock options does not accelerate upon death or disability.  The optionee or the optionee’s estate, as applicable, may exercise the vested portion of any outstanding awards for a period of one-year from the date of disability or death, as applicable, of the optionee.  As of December 31, 2006, the intrinsic value of all outstanding exercisable options held by Mr. High was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2006.

b.

Vesting of stock options does not accelerate for any reason, except change in control.  In the case of normal retirement, the optionee may exercise the vested portion of any outstanding awards for a period of 3 months from the date of retirement.  As of December 31, 2006, the intrinsic value of all outstanding exercisable options held by Mr. High was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2006.

c.

Upon change in control, vesting accelerates and all outstanding options become immediately exercisable.  However, as of December 31, 2006, the intrinsic value of all outstanding exercisable options held by Mr. High was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2006.

          In the event of a termination for good reason or involuntary termination absent cause, severance benefits to Mr. High equal 1 times annual agreed compensation plus continuation of basic health & welfare benefits for a period of twelve months.  Payments for disability include 70% of agreed compensation, less amounts payable under any disability plan of the corporation, plus benefit continuation until the earliest of (i) return to work, (ii) attainment of age 65, or (iii) death; one year is illustrated.  In the event of his death, Mr. High’s base salary will be paid through the end of the Employment Period. In the event of a termination related to a change of control, severance benefits are increased to 2.99 times annual agreed compensation plus continuation of health & welfare benefits for a corresponding period of months.

          The following table shows the potential payments and benefits payable to John W. Eisele, Executive Vice President and President, Millennium Wealth Management & Private Banking, a division of Harleysville National Bank, upon a separation of employment under terms of his employment agreement, assuming the event giving rise to such payment occurred on December 31, 2006.

	Reason for Separation

Form of Compensation	Death (1)		Disability		Cause	Good Reason		Voluntary, absent Good Reason		Change in Control		Other Involuntary

Salary/Severance	$0		$79,435		$0	$242,050		$0		$484,100		$242,050
Value of Employee Benefits
Medical	$0		$14,163		$0	$14,163		$0		$28,326		$14,163
Dental	$0		$1,051		$0	$1,051		$0		$2,102		$1,051
Life	$0		$929		$0	$929		$0		$1,859		$929
Disability	$0		$0		$0	$444		$0		$888		$444
Vision	$0		$159		$0	$159		$0		$318		$159
Pension Plan (2)	$14,404		$28,808		$28,808	$28,808		$28,808		$28,808		$28,808
SERP (3)	$248,940	(a)	$0		$0	$0		$0	(b)	$54,247	(c)	$0
Equity (4)
Vested Stock Options	$0		$0		$0	$0		$0		$0		$0
Unexercisable Stock Options	$0	(a)	$0	(a)	$0	$0	(a)	$0	(a)	$0	(a)	$0	(a)

(1)	Does not include the proceeds from any employer-paid life insurance policies.
(2)	Present value of accumulated benefit under the corporation’s pension plan as of December 31, 2006, payable at normal retirement, age 65.
(3)

Under the corporation’s Supplemental Executive Retirement Plan, Mr. Eisele’s benefits commence upon a triggering event and attainment of age 73.  The executive is entitled to monthly benefits as follows:

a.

Death before retirement:  Represents annualized first year benefit.  The benefit is paid monthly to survivors in the amount of  $20,745 per month for the first 12 months following executive’s death; then $6,223 monthly from month 13 until the date that would have been the executive’s 65th birthday, but not less than 120 months.

b.

Retirement:  Benefit is contingent upon completion of 5 years of employment.  Monthly retirement benefit is equal to 30% times 1/60th  of Mr. Eisele’s total annual compensation (including salary, overtime and bonus) from the company for his last 5 consecutive full calendar years of employment immediately preceding his retirement at or after age 65, less ½ of his monthly social security benefit, less the monthly income from the company’s defined benefit pension plan, and less the projected monthly retirement income derived from the company’s matching contributions to his 401(k).  If he dies before receiving a minimum of 120 monthly retirement payments, the remaining payments will be paid to his beneficiary.

c.

Change in control – Represents annualized benefit.  Mr. Eisele would be entitled to a deferred vested monthly retirement benefit amounting to $4,521 per month for life, but not less than 120 months.  This benefit is payable when Mr. Eisele reaches age 73 and calculated on compensation earned only while employed by the company.

d.

Other Involuntary – If Mr. Eisele’s employment is terminated after 5 years of employment but prior to age 73, he would be entitled to a retirement benefit at an accrued rate of 3.0% of his average monthly compensation per years of service.

(4)	Based on the closing price of Harleysville National Corporation common stock as of December 31, 2006, $19.31.
	a.	Currently not applicable to Mr. Eisele.

          In the event of a termination for good reason or involuntary termination absent cause, severance benefits to Mr. Eisele equal 1 times annual agreed compensation plus continuation of basic health & welfare benefits for a period of twelve months.  Payments for disability include 70% of agreed compensation, less amounts payable under any disability plan of the corporation, plus benefit continuation until the earliest of (i) return to work, (ii) attainment of age 65, or (iii) death; one year is illustrated.  There is no provision for payment in the event of his death.  In the event of a termination related to a change of control, severance benefits are increased to 2 times annual agreed compensation plus continuation of health & welfare benefits for a corresponding period of months.

          The following table shows the potential payments and benefits payable to James F. McGowan, Jr., Executive Vice President and Chief Credit Officer, upon a separation of employment under terms of his employment agreement, assuming the event giving rise to such payment occurred on December 31, 2006.

	Reason for Separation

Form of Compensation	Death (1)		Disability		Cause	Good Reason		Voluntary, absent Good Reason		Change in Control		Other Involuntary

Salary/Severance	$0		$28,003		$0	$160,000		$0		$320,000		$160,000
Value of Employee Benefits
Medical	$0		$14,163		$0	$14,163		$0		$28,326		$14,163
Dental	$0		$1,051		$0	$1,051		$0		$2,102		$1,051
Life	$0		$614		$0	$614		$0		$1,229		$614
Disability	$0		$0		$0	$414		$0		$828		$414
Vision	$0		$0		$0	$0		$0		$0		$0
Pension Plan (2)	$10,833		$21,666		$21,666	$21,666		$21,666		$21,666		$21,666
SERP (3)	$157,056	(a)	$0		$0	$7,860	(b)	$0	(c)	$7,860	(d)	$0
Equity (4)
Vested Stock Options	$0		$0		$0	$0		$0		$0		$0
Unexercisable Stock Options	$0	(a)	$0	(a)	$0	$0	(b)	$0	(b)	$0	(c)	$0	(b)

(1)	Does not include the proceeds from any employer-paid life insurance policies.
(2)	Present value of accumulated benefit under the corporation’s pension plan as of December 31, 2006, payable at normal retirement, age 65.
(3)	Under the corporation’s Supplemental Executive Retirement Plan, the executive is entitled to monthly benefits as follows:
a.

Death before retirement:  Represents annualized first year benefit.  The benefit is paid monthly to survivors in the amount of  $13,088 per month for the first 12 months following executive’s death; then $6,544 monthly from month 13 until the date that would have been the executive’s 65th birthday, but not less than 120 months.

b.

Good reason:  Represents annualized benefit.  The benefit is paid monthly as follows:  At age 65, the executive receives the deferred vested monthly benefit amounting to $655 for life, but not less than 120 months.

c.

Retirement:  Not eligible at this time.  Monthly retirement benefit is equal to 50% times 1/60th  of Mr. McGowan’s total annual compensation (including salary, overtime and bonus) from the company for his last 5 consecutive full calendar years of employment immediately preceding his retirement at or after age 65, less ½ of his monthly social security benefit, less the monthly income from the company’s defined benefit pension plan, and less the projected monthly retirement income derived from the company’s matching contributions to his 401(k).  If he dies before receiving a minimum of 120 monthly retirement payments, the remaining payments will be paid to his beneficiary.  No benefits are payable if Mr. McGowan voluntarily terminates his employment without Good Reason.

d.

Change in control – Represents annualized benefit.  Mr. McGowan would be entitled to a deferred vested monthly retirement benefit amounting to $655 per month for life, but not less than 120 months.  This benefit is payable when Mr. McGowan reaches age 65 and calculated on compensation earned only while employed by the company.

(4)	Based on the closing price of Harleysville National Corporation common stock as of December 31, 2006, $19.31.
a.

Vesting of stock options does not accelerate upon death or disability.  The optionee or the optionee’s estate, as applicable, may exercise the vested portion of any outstanding awards for a period of one-year from the date of disability or death, as applicable, of the optionee.  As of December 31, 2006, the intrinsic value of all outstanding exercisable options held by Mr. McGowan was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2006.

b.

Vesting of stock options does not accelerate for any reason, except change in control.  In the case of normal retirement, the optionee may exercise the vested portion of any outstanding awards for a period of 3 months from the date of retirement.  As of December 31, 2006, the intrinsic value of all outstanding exercisable options held by Mr. McGowan was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2006.

c.

Upon change in control, vesting accelerates and all outstanding options become immediately exercisable.  However, as of December 31, 2006, the intrinsic value of all outstanding exercisable options held by Mr. McGowan was zero since the exercise price was greater than the market price of the corporation’s common stock as of December 31, 2006.

          In the event of a termination for good reason or involuntary termination absent cause, severance benefits to Mr. McGowan equal 1 times annual agreed compensation plus continuation of basic health & welfare benefits for a period of twelve months.  Payments for disability include 70% of agreed compensation, less amounts payable under any disability plan of the corporation, plus benefit continuation until the earliest of (i) return to work, (ii) attainment of age 65, or (iii) death; one year is illustrated.  There is no provision for payment in the event of his death.  In the event of a termination related to a change of control, severance benefits are increased to 2 times annual agreed compensation plus continuation of health & welfare benefits for a corresponding period of months.

Executive Employment Agreements

Demetra M. Takes

          In 1998 the corporation and Harleysville National Bank entered into an employment agreement with Demetra M. Takes, Executive Vice President, Harleysville and President and Chief Executive Officer, Harleysville National Bank (the “Takes Employment Agreement”).

          The Takes Employment Agreement is for a term of 3 years, renewing automatically at the end of the three-year period for an additional one-year term. The employment agreement renews automatically at the end of each one-year extension. Either party must provide at least 180 days written notice prior to an annual renewal date in the event this agreement shall terminate at the end of the then existing employment period. The agreement specifies position title and duties, compensation and benefits, and indemnification and termination provisions. The executive will be entitled to participate in annual and long-term incentive plans and employee benefit plans, receive annual vacation in accordance with the policies established by the Board of Directors of the corporation, and receive an automobile and maintenance of such automobile. If the executive is terminated or upon occurrence of other events following a “Change in Control,” as defined in the agreement, she may receive up to 2.0 times her agreed compensation and may continue participation in employee benefit plans. The Takes Employment Agreement also contains a non-competition provision and a confidentiality provision.

James F. McGowan and George S. Rapp

          Effective August 2004, Harleysville Management Services, LLC, entered into an employment agreement with James F. McGowan, Jr. upon his employment as Executive Vice President and Chief Credit Officer of the bank and the corporation.

          Harleysville Management Services, LLC, also entered into an employment agreement with George S. Rapp, effective May 2005 and amended December 15, 2006, pursuant to his employment as Executive Vice President and Chief Financial Officer of the bank and the corporation.

          Each agreement is for a term of 2 years, renewing automatically at the end of the two-year period for an additional one-year term.  The employment agreements renew automatically at the end of each one-year extension.  Either party must provide at least 90 days written notice prior to an annual renewal date in the event this agreement shall terminate at the end of the then existing employment period.  The agreement specifies position title and duties, compensation and benefits, and indemnification and termination provisions.  The executives will be entitled to participate in annual and long-term incentive plans and employee benefit plans and to receive annual vacation in accordance with the policies established by the Board of Directors of Harleysville.  Each executive also receives an automobile allowance.  If either executive is terminated or upon occurrence of other events following a “Change in Control,” as defined in the agreement, he may receive up to 2.0 times his agreed compensation and may continue participation in employee benefit plans. The agreements also contain a non-competition provision and a confidentiality provision.

Michael B. High

          Effective April 1, 2005, Harleysville Management Services, LLC, entered into an employment agreement with Michael B. High, Executive Vice President and Chief Operating Officer of the corporation and Harleysville National Bank that is (the “High Employment Agreement”).

          The High Employment Agreement is for a term of 3 years and will automatically extend for one additional year at the end of the first three years and on every anniversary of the High Employment Agreement, unless notice to terminate is given 90 days prior to renewal.  The executive is entitled to participate in annual and long-term incentive plans and employee benefit plans, receive 4 weeks of vacation each year, and receive a car allowance.  The High Employment Agreement will automatically terminate for “Cause,” as defined in the agreement, and all rights under the agreement will terminate. The High Employment Agreement will automatically terminate if the executive terminates the agreement for “Good Reason,” as defined in the agreement, or is terminated by the corporation without cause and the executive will receive (1) the greater of the compensation they would receive for remainder of the agreements’ term or one year’s compensation and (2) participation in the corporation’s benefit plans for twelve months.

The High Employment Agreement will automatically terminate upon the executive’s disability, as defined in the agreement, and he will receive employee benefits and an amount no greater than 70% of his compensation less amounts payable under any disability plan until he (1) returns to work, (2) reaches 65, or (3) dies. The High Employment Agreement will automatically terminate upon the death of the executive and any compensation remaining for the term of the agreement will be paid to the executive’s survivors. The High Employment Agreement will automatically terminate upon voluntary termination of the agreement by the executive absent “Good Cause,” as defined in the agreement.  If the executive is terminated or upon occurrence of other events following a “Change in Control,” as defined in the agreement, the executive may receive up to 2.99 times his agreed compensation and will continue participation in employee benefit plans. The High Employment Agreement contains restrictive covenants precluding the executive from engaging in competitive activities in a certain area and provisions preventing the executive from disclosing proprietary information about the corporation.

John W. Eisele

          Effective September 27, 2004, Harleysville Management Services, LLC, entered into an employment agreement with John W. Eisele upon his employment as Executive Vice President of the corporation and Harleysville National Bank, and President, Millennium Wealth Management and Private Banking, a division of Harleysville National Bank (the “Eisele Employment Agreement”).

          The Eisele Employment Agreement is for a term of 3 years, renewing automatically at the end of the three-year period for an additional one-year term. The employment agreement renews automatically at the end of each one-year extension. Either party must provide at least 90 days written notice prior to an annual renewal date in the event this agreement shall terminate at the end of the then existing employment period. The Eisele Employment Agreement specifies position title and duties, compensation and benefits, and indemnification and termination provisions. The executive will be entitled to participate in annual and long-term incentive plans and employee benefit plans and to receive annual vacation in accordance with the policies established by the Board of Directors of Harleysville. Mr. Eisele also receives an automobile allowance. If the executive is terminated or upon occurrence of other events following a “Change in Control,” as defined in the agreements, he may receive up to 2.0 times his agreed compensation and may continue participation in employee benefit plans. The agreement also contains a non-competition provision and a confidentiality provision.

Related Party Transactions

          Certain directors and officers of the corporation, their immediate family members and companies with which they are associated, are customers of the corporation’s banking subsidiary, Harleysville National Bank.  During 2006, these individuals, family members and companies had banking transactions with Harleysville National Bank in the ordinary course of business.  Similar transactions are expected to occur in the future.  All loans and loan commitments involved in such transactions were made in the ordinary course of business under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons.  In the opinion of the corporation’s management, these transactions do not involve more than the normal risk of collection, nor do they present other unfavorable features.  Each of these transactions was made in compliance with applicable law, including Section 13(k) of the Securities and Exchange Act of 1934 and Federal Board Regulation O.  As of December 31, 2006, loans to executive officers, directors, and their affiliates represented 5.9% of total shareholders’ equity in the corporation.

          Harleysville National Bank has established written policy and procedures for the review, approval and/or ratification of all related party transactions.  These transactions are reported to and reviewed by Risk Management and approved and/or ratified by the independent members of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

          The rules of the Securities and Exchange Commission require that the corporation disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors and executive officers.  To the best of the corporation’s knowledge, there were no delinquent Section 16(a) filings during 2006.

Report of the Audit Committee

          The Audit Committee (“Committee”) oversees the corporation’s financial reporting process on behalf of the Board of Directors. In that connection, the Committee, along with the Board of Directors, has formally adopted an audit committee charter setting forth its responsibilities.   In addition, appropriate policies have been established to further strengthen disclosure procedures required under Sarbanes-Oxley Act of 2002.

          Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

          The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the corporation including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

          The Committee discussed with the corporation’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the corporation’s internal controls and the overall quality of the corporation’s financial reporting. During fiscal year 2006, the Committee held nine meetings which included four conference calls to review earnings prior to their public release.

          In reliance in the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee
Walter E. Bateman II, Chairman
LeeAnn B. Bergey
Thomas C. Leamer
James A. Wimmer

Independent Registered Public Accounting Firm

          Grant Thornton LLP, Certified Public Accountants, a registered public accounting firm, of Philadelphia, Pennsylvania, served as Harleysville National Corporation’s independent Registered Public Accounting Firm for the 2006 fiscal year.  Grant Thornton LLP assisted the corporation and its subsidiaries with:

•	preparation of federal and state tax returns, and
•	assistance in connection with regulatory matters,

charging the banking subsidiaries for such service at its customary hourly billing rates.  Aggregate fees billed to Harleysville National Corporation and subsidiaries by the independent accountants for services rendered during the fiscal year ending December 31, 2006, were as follows:

Types of Fees	2006	2005

Audit Fees: (1)	$350,259	$329,368
Audit Related Fees: (2)	$37,756	$45,018
Tax Fees: (3)	$144,415	$143,750
All Other Fees: (4)	-0-	-0-
TOTAL	$532,430	$518,136

(1)

Audit fees consisted of audit work performed in the preparation of financial statements, Sarbanes-Oxley Sec. 404 certification work, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audit and registration statements.

(2)	Audit related fees consisted principally of audits of employee benefit plans and student loan audits.
(3)	Tax fees consisted principally of assistance with matters related to tax compliance and reporting as well as assistance in the development of a management services company.
(4)	No other fees in 2006.

          The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent certified public accountants.  These services may include audit services, audit related services, tax services, and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent certified public accountants.  Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of particular services on a case-by-case basis.  The Audit Committee approved all services provided by Grant Thornton, during 2006 and 2005.

          The Audit Committee has approved and appointed Grant Thornton LLP, Certified Public Accounts, a registered public accounting firm, as the corporation’s auditors for the fiscal year ending December 31, 2007.  The Board of Directors of Harleysville National Corporation has ratified this appointment.  Grant Thornton has advised the corporation that none of its members has any financial interests in Harleysville National Corporation.

          Representatives of Grant Thornton will be present at the annual meeting.  They will be given the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions after the meeting.

Electronic Distribution

          You may choose to receive future distributions of Harleysville’s material (quarterly reports, proxy statements, annual reports, etc.) via e-mail.  Please follow your broker instructions to receive Harleysville’s material electronically or you may go to www.hncbank.com, select Investor Information and click on “E-Mail Notification” from the list at the top of the page.  After appropriately completing and submitting the form, you will be notified each time new information is released and becomes available on this website.  You will be able to view the documents by clicking on “Documents” and following instructions, as prompted.  If you need help with this, please call us at (215) 256-8851 and ask for Shareholder Services.

Annual Report

          A copy of the corporation’s annual report for the fiscal year ended December 31, 2006 accompanies this proxy statement.  We furnish the annual report for your information only.  We have not incorporated the annual report, or any part of the annual report, in this proxy statement.

Legal Proceedings

          In the opinion of the management of the corporation, there are no proceedings pending to which the corporation is a party or to which its property is subject, which, if determined adversely to the corporation, would be material in relation to the corporation’s undivided profits or financial condition.  There are no proceedings pending other than routine litigation incident to the business of the corporation and its banking subsidiaries.  In addition, no material proceedings are pending or are known to be threatened or contemplated against the corporation by government authorities.

Householding

          We have adopted a procedure approved by the SEC called “householding.”  Under this procedure, multiple shareholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials, unless they notify us that they wish to continue receiving multiple copies.  We have undertaken householding to reduce our printing costs and postage fees.

          If you wish to continue to receive multiple copies of the proxy materials at the same address, additional copies will be provided promptly to you upon request.  You may request multiple copies by notifying us in writing or by telephone at:

Harleysville National Corporation
ATTN: Shareholder Services
483 Main Street
P. O. Box 195
Harleysville, PA 19438-0195
Telephone (215) 256-8851 or toll-free @ 800-423-3955

You may opt-out of householding at any time prior to thirty days before the mailing of proxy materials in March of each year by notifying us at the address above.

          If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address or telephone number.

Discretionary Voting Authority

          In connection with Harleysville’s 2008 annual meeting and pursuant to SEC Rule 14a-4 under the Securities Exchange Act of 1934, if the shareholder’s notice is not received by Harleysville on or before February 7, 2008, the Corporation (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

Additional Information

          Any shareholder may obtain a copy of Harleysville National Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission, without charge, by submitting a written request to Liz Chemnitz, Senior Vice President and Assistant Secretary of the corporation, Harleysville National Corporation, 483 Main Street, P.O. Box 195, Harleysville, Pennsylvania 19438-0195, telephone 800-423-3955.  You may also view these documents on our website at www.hncbank.com, select Investor Information, and then click on “Documents/Filings.”

Other Matters

          The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but, if any matters are properly presented, persons named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Walter E. Daller, Jr.
Chairman of the Board

Date: March 22, 2007

ANNUAL MEETING OF SHAREHOLDERS
OF
HARLEYSVILLE NATIONAL CORPORATION
Tuesday, April 24, 2007
HARLEYSVILLE NATIONAL CORPORATION 483 MAIN STREET HARLEYSVILLE, PA 19438	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Harleysville National Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Harleysville National Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	HNCOR1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

HARLEYSVILLE NATIONAL CORPORATION

THE BOARD OF DIRECTORS
RECOMMENDS A VOTE FOR
THE ELECTION OF THE CLASS A
DIRECTORS LISTED BELOW.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	TO ELECT TWO CLASS A DIRECTORS TO SERVE FOR FOUR-YEAR TERMS:

	01)	Harold A. Herr	☐	☐	☐
	02)	Stephanie S. Mitchell

2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Note:

Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each shareholder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box ☐
and write them on the back where indicated.

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Harleysville National Corporation
Annual Meeting - 9:30 a.m.
Breakfast - 8:30 a.m.
April 24, 2007

FOR YOUR CONVENIENCE - RETAIN FOR YOUR REFERENCE

Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 24, 2007, at 9:30 a.m. at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.

Breakfast will be served prior to the Annual Meeting, beginning at 8:30 a.m.  The meeting will convene promptly at 9:30 a.m.

Please return your proxy vote if you have not already done so.

If you find that your plans have changed and you will be unable to join us for the annual meeting and breakfast, kindly call Harleysville National Corporation’s Shareholder Services Department at 215-513-2305 and help us eliminate unnecessary charges. Thank you.

Directions to Presidential Caterers
2910 DeKalb Pike · Norristown, PA 19401
610-275-7300

          NOTE TO ALL DRIVERS:  There is a traffic island in the middle of the road on Route 202 just in front of Presidential’s driveway so you CANNOT make a left turn off Route 202 into the driveway.  You MUST enter the driveway with a right turn.

******

          From King of Prussia - Take Route 202 North through Norristown to East Norriton.  After crossing the intersection at Germantown Pike, the driveway to Presidential will be on your right.

          From Montgomeryville & Lansdale - Take Route 202 South to East Norriton.  Turn right at Township Line Road (CVS Pharmacy on corner). Go one block and turn left at Swede Road.  Proceed to Germantown Pike and turn left.  Second light, Route 202 (DeKalb Pike) turn left.  Driveway to Presidential will be on your right.

          From Philadelphia - Take Schuylkill Expressway to Plymouth Meeting.  Exit Route 476 North to Germantown Pike-West Exit.  Follow Germantown Pike-West to Route 202 North (DeKalb Pike).  Make a right onto Route 202; driveway to Presidential will be on your right.

          From Main Line - Take 476 North (Blue Route) to Germantown Pike-West Exit.  Follow Germantown Pike-West to Route 202 North (DeKalb Pike).  Make a right onto Route 202; driveway to Presidential will be on your right.

          From Willow Grove - Take PA-Turnpike (Route 276) to Norristown Exit.  Follow Germantown Pike-West to Route 202 North (DeKalb Pike). Make a right onto Route 202; driveway to Presidential will be on your right.

HARLEYSVILLE NATIONAL CORPORATION

REVOCABLE PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby constitutes and appoints Tracie A. Young, Senior Vice President, Chief Compliance Officer and Louis P. Spinelli, Executive Vice President and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Harleysville National Corporation (the “Corporation”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at Presidential Caterers, 2910 DeKalb Pike, Norristown, PA 19401, on Tuesday, April 24, 2007, at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof, as follows:

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

Breakfast Invitation Response

Harleysville National Corporation will conduct its Annual Meeting of Shareholders on Tuesday, April 24, 2007, at 9:30 a.m. at Presidential Caterers, 2910 DeKalb Pike, Norristown, Pennsylvania 19401.

You are cordially invited to join us for breakfast prior to the Annual Meeting, beginning at 8:30 a.m. The meeting will convene promptly at 9:30 a.m. Please be kind enough to help us make appropriate arrangements by filling out and returning this self-addressed, stamped response card.

For your convenience, enclosed are directions to Presidential Caterers.

Name

(Please Print)

Name
(Please Print)

☐	Yes, I will join you for breakfast and the Annual Meeting at Presidential

POSTAGE WILL BE PAID BY ADDRESSEE

ATTN: ASSISTANT CORPORATE SECRETARY
HARLEYSVILLE NATIONAL CORP
PO BOX 195
HARLEYSVILLE PA 19438-9987